                                                                    EXHIBIT 10.4

                     THE AMETEK RETIREMENT AND SAVINGS PLAN

                 Amended and Restated Effective January 1, 2002

                     THE AMETEK RETIREMENT AND SAVINGS PLAN

         AMETEK, Inc. adopted The AMETEK Retirement and Savings Plan (the "Plan") (known prior to January 1, 1998 as The AMETEK Savings and Investment
Plan), effective as of October 1, 1984, for the benefit of its eligible employees. The Plan was subsequently amended and restated in its entirety, effective October 1, 1992, effective January 1, 1997, and again, effective January 1, 2001. The document set forth as stated herein is an amendment and restatement of the Plan, generally effective as of January 1, 2002, except as otherwise required by law or provided herein. The Plan has been amended and restated in order to add Catch-up Contributions, to incorporate all prior amendments, and to bring the Plan into compliance with the requirements of applicable law as in effect on the Effective Date of this amendment and restatement.

         The provisions of the Plan as set forth in this amendment and restatement supersede prior Plan provisions for all persons in the employment of the Employer or any Affiliate at any time on or after the Effective Date of this amendment and restatement and of all persons claiming through, under or against such persons. The provisions of the Plan as in effect immediately prior to the Effective Date of this amendment and restatement shall govern Participants who ceased to be employed, by retirement or otherwise, prior to the Effective Date of this amendment and restatement and of all persons claiming through, under or against such Participants. The preceding sentence shall not apply to the extent that applying the provisions of the Plan as in effect immediately prior to the Effective Date of this amendment and restatement to such Participants would violate the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any other applicable law, would result in disqualification of this Plan, or would require inconsistent administrative practices, in which case the provisions of this Plan shall apply.

         The provisions of the Plan are subject to a determination by the Internal Revenue Service that the Plan is "qualified" under Section 401(a) of the Internal Revenue Code of 1986, as amended. It is further intended that the Plan also conform to the requirements of Title I of ERISA.

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                                TABLE OF CONTENTS

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ARTICLE I       DEFINITIONS AND CONSTRUCTION...............................................................      1

ARTICLE II      PARTICIPATION..............................................................................      1

      2.1       Prior Eligibility..........................................................................      1
      2.2       Eligibility for Other Employees............................................................      1
      2.3       Ineligible Employees.......................................................................      1
      2.4       Participant Information....................................................................      2
      2.5       Employee Acceptance........................................................................      2

ARTICLE III     SERVICE....................................................................................      3

      3.1       Year of Service............................................................................      3
      3.2       Hours of Service...........................................................................      3
      3.3       Severance From Service Date................................................................      3
      3.4       Absence of Less Than Twelve Months.........................................................      4
      3.5       Severance From Service.....................................................................      4

ARTICLE IV      CONTRIBUTIONS..............................................................................      5

      4.1       Deferral Election..........................................................................      5
      4.2       Employer Deferral, Catch-up Contributions and Matching Contributions.......................      6
      4.3       Employer Contributions on Behalf of Retirement Participants................................      7
      4.4       Reemployment Following a Period of Qualified Military Service..............................      8
      4.5       Limitation on Contributions................................................................      9
      4.6       Limitation on Contributions on Behalf of Highly Compensated Employees......................      9
      4.7       Nondiscrimination Requirements.............................................................     10
      4.8       Rollovers and Transfers....................................................................     15
      4.9       Non-Forfeitability of Certain Accounts.....................................................     16

ARTICLE V       INDIVIDUAL ACCOUNTS........................................................................     17

      5.1       Participant Accounts.......................................................................     17
      5.2       Valuation of Accounts......................................................................     17
      5.3       Employer Contributions Considered Made on Last Day of Plan Year............................     17
      5.4       Valuation..................................................................................     17
      5.5       Limitation on Annual Additions.............................................................     18
      5.6       Allocations Do Not Create Rights...........................................................     20

ARTICLE VI      PAYMENT OF BENEFITS........................................................................     21

      6.1       Retirement, Death, Disability or Termination of Employment.................................     21
      6.2       Attainment of 59 1/2.......................................................................     22
      6.3       Beneficiary Designation....................................................................     22
      6.4       Form of Payment............................................................................     23
      6.5       Limitations on Commencement or Duration of Benefit Payments................................     25
      6.6       Cash-Out of Benefits.......................................................................     27
      6.7       Qualified Domestic Relations Orders........................................................     27

ARTICLE VII     LOANS TO PARTICIPANTS AND WITHDRAWALS......................................................     28

      7.1       Loans......................................................................................     28
      7.2       Hardship Distribution......................................................................     30
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                                TABLE OF CONTENTS
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ARTICLE VIII    COMMITTEE AND PLAN ADMINISTRATOR...........................................................     33

      8.1       Committee - Authority......................................................................     33
      8.2       Appointment................................................................................     33
      8.3       Death, Resignation or Removal of Committee Member..........................................     33
      8.4       Written Notice of Appointment, Resignation or Removal......................................     33
      8.5       Action By Committee........................................................................     33
      8.6       Employment of Agents.......................................................................     33
      8.7       No Committee Member Compensation...........................................................     33
      8.8       Committee Powers...........................................................................     34
      8.9       Claim for Benefits.........................................................................     34
      8.10      Liability for Contributions................................................................     36
      8.11      Plan Administrator.........................................................................     36
      8.12      Compensation and Expenses of Plan Administrator............................................     36
      8.13      Allocation of Duties.......................................................................     36
      8.14      Participation of Committee Members and Plan Administrator..................................     36
      8.15      Books and Records..........................................................................     36
      8.16      Fiduciary Standard.........................................................................     37
      8.17      Indemnification............................................................................     37

ARTICLE IX      INVESTMENT OF PLAN ASSETS..................................................................     38

      9.1       Contributions Held in Trust................................................................     38
      9.2       Investment Funds...........................................................................     38
      9.3       Investment of Contributions................................................................     38
      9.4       Changes in Investment Elections............................................................     38
      9.5       Insurance Contract.........................................................................     39
      9.6       Common Stock Fund..........................................................................     40
      9.7       Appointment of Investment Manager..........................................................     40

ARTICLE X       AMENDMENT, TERMINATION OR TRANSFER OF ASSETS...............................................     41

      10.1      Amendment or Termination...................................................................     41
      10.2      Termination of Plan........................................................................     41
      10.3      Distribution of Assets.....................................................................     41
      10.4      Affiliates.................................................................................     42
      10.5      Amendment to Vesting Schedule..............................................................     42
      10.6      Merger of Plan.............................................................................     43

ARTICLE XI      TOP HEAVY PLANS............................................................................     44

      11.1      Definitions................................................................................     44
      11.2      Minimum Contributions......................................................................     47
      11.3      Coordination with Defined Benefit Plan.....................................................     48

ARTICLE XII     MISCELLANEOUS..............................................................................     49

      12.1      No Rights Implied..........................................................................     49
      12.2      Assignment and Alienation..................................................................     49
      12.3      No Diversion of Trust Assets...............................................................     49
      12.4      Exclusive Benefit..........................................................................     49
      12.5      No Employment Contract.....................................................................     49
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      12.6      Fiduciaries................................................................................     49
      12.7      Incapacity.................................................................................     50
      12.8      Governing Law..............................................................................     50
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                                    ARTICLE I
                          DEFINITIONS AND CONSTRUCTION

         The following words and phrases shall have the meanings set forth below unless the context clearly indicates otherwise:

         1.1 "Accounts" shall mean the Catch-up Contribution Account, the Deferral Account, the Employer Matching Contribution Account, the Retirement Account and the Rollover Contribution Account, or as many Accounts as are applicable, maintained on behalf of a Participant or Retirement Participant in accordance with this Plan.

         1.2 "Adjustment Factor" shall mean the cost-of-living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code and as applied to such items and in such manner as the Secretary shall provide.

         1.3 "Affiliate" shall mean any corporation that is, along with the Company, a member of a controlled group of corporations (as defined in Section 414(b) of the Code) or any other trade or business (whether or not incorporated) that, along with the Company, is under common control (as defined in Section 414(c) of the Code) or any other trade or business that is a member of an "affiliated service group" (as such term is defined in Section 414(m) of the Code or in regulations under Section 414(o) of the Code) of which the Company is also a member.

         1.4 "Alternate Payee" shall mean an "alternate payee" as defined in Section 414(p) of the Code.

         1.5 "Average Contribution Percentage" shall mean the average of the Contribution Percentages of a group of Participants.

         1.6 "Average Deferral Percentage" shall mean the average of the Deferral Percentages of a group of Participants.

         1.7 "Beneficiary" shall mean the person or persons designated by a Participant, Former Participant, Retirement Participant or Former Retirement Participant, in accordance with Section 6.3, as the person or persons entitled to receive upon the death of such Participant, Former Participant, Retirement Participant or Former Retirement Participant any benefit under the provisions of this Plan.

         1.8 "Board of Directors" shall mean the Board of Directors of the Company.

         1.9 "Catch-up Contribution" shall mean the amount by which a Participant has reduced his Compensation pursuant to a Deferral Election described in Section 4.1(c).

         1.10 "Catch-up Contribution Account" shall mean a separate Account maintained for each Participant who has elected to make a Deferral Election under Section 4.1(c), consisting of the amount contributed pursuant to such Deferral Election plus any earnings of the Trust and realized and unrealized gains and losses allocable to such Account, but less any amounts previously distributed to the Participant, Former Participant or Beneficiary for whom the Account is maintained.

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         1.11     "Code" shall mean the Internal Revenue Code of 1986, as
amended from time to time.

         1.12 "Committee" shall mean the Administrative Committee appointed and serving pursuant to Article VIII.

         1.13     "Common Stock Fund" shall have the meaning set forth in
Section 9.6.

         1.14     "Company" shall mean AMETEK, Inc., a Delaware corporation.

         1.15 "Compensation" shall mean "compensation" as such term is defined in Treas. Reg. Section 1.415-2(d)(11)(i), excluding reimbursements or other expense allowances, fringe benefits, moving expenses, deferred compensation, welfare benefits, sign-on bonuses, imputed income with respect to split dollar life insurance, severance benefits (paid in any form), and amounts described in Treas. Reg. Section 1.415-2(d)(3) but including amounts contributed to the Plan on behalf of a Participant pursuant to the Participant's Deferral Election under Section 4.1 hereof, amounts otherwise excludible from an Employee's gross income under Section 125 of the Code and, effective for Plan Years beginning on or after January 1, 2001, Section 132(f)(4) of the Code. Notwithstanding the foregoing, effective January 1, 1998, any amounts deducted from an Employee's earnings on a pre-tax basis for group health care coverage because the Employee is unable to certify that he or she has other health care coverage, shall be treated as an amount contributed by the Employer pursuant to a salary reduction agreement under Section 125 of the Code purposes of determining the Employee's Compensation, so long as the Employer does not otherwise request or collect information regarding the Employee's other health coverage as part of the enrollment process for the Employer's health care plan.

         In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual Compensation of each Employee taken into account under the Plan shall not exceed the dollar limitation applicable under Section 401(a)(17) of the Code (effective January 1, 2002, $200,000), adjusted in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding twelve (12) months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than twelve (12) months, the annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is twelve (12).

         Any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the annual compensation limit set forth in this provision.

         1.16 "Contribution Percentage" shall mean the ratio of the sum of Employer Matching Contributions and the Employer Incentive Retirement Contributions made on behalf of a Participant or a Retirement Participant for a Plan Year to the Participant's or the Retirement Participant's Compensation for such Plan Year.

         1.17 "Deferral" shall mean the amount by which a Participant has reduced his Compensation pursuant to a Deferral Election described in Section 4.1(b).

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         1.18     "Deferral Account" shall mean a separate Account maintained for each Participant who has elected to make a Deferral Election under Section 4.1(b), consisting of the amount contributed pursuant to such Deferral Election plus any earnings of the Trust and realized and unrealized gains and losses allocable to such Account, but less any amounts previously distributed to the Participant, Former Participant or Beneficiary for whom the Account is maintained.

         1.19 "Deferral Election" shall mean an election that a Participant has made to contribute to the Plan pursuant to Section 4.1(b) and/or Section 4.1(c).

         1.20 "Deferral Percentage" shall mean the ratio of a Participant's Deferrals for the Plan Year to the Participant's Compensation for such Plan Year.

         1.21 "Disability" shall mean a disability of a Participant or a Retirement Participant as determined under the terms of the defined benefit pension plan maintained by the Company or an Affiliate under which the Participant or Retirement Participant participated in immediately prior to his disability. If a Participant or Retirement Participant does not participate in a defined benefit pension plan immediately prior to his disability, Disability shall mean a disability that entitles the Participant or the Retirement Participant to disability benefits from Social Security; provided, however, that the Participant's or the Retirement Participant's disability occurs while he is employed by the Company or an Affiliate.

         1.22 "Effective Date" shall mean January 1, 2002. The original Effective Date of the Plan was October 1, 1984.

         1.23 "Employee" shall mean any person classified as a regular Employee who is on the payroll of the Employer or an Affiliate and whose wages from the Employer or Affiliate are subject to withholding for United States Federal income tax purposes. Except as otherwise provided in Article II, a person who is not otherwise employed by an Employer or an Affiliate will be deemed to be employed by any such company if he is a Leased Employee with respect to whose services such Employer or Affiliate is the recipient.

         Notwithstanding the foregoing, the term "Employee" shall not include any person who is classified as an independent contractor or otherwise as a person who is not treated as an employee for purposes of withholding federal employment taxes, regardless of any contrary governmental or judicial determination relating to such employment status or tax withholding obligation. If a person described in the preceding sentence is subsequently reclassified as, or determined to be, an employee by the Internal Revenue Service, any other governmental agency or authority, or a court, or if an Employer or Affiliated Company is required to reclassify such an individual as an employee as a result of such reclassification or determination (including any reclassification by an Employer or Affiliated Company in settlement of any claim or action relating to such individual's employment status), such person, for purposes of this Plan, shall be deemed an Employee from the later of the actual or the effective date of such reclassification; provided, however that any person who is an Employee solely by reason of this paragraph shall not be eligible to participate in the Plan unless he otherwise meets the eligibility requirements of the Plan.

         1.24 "Employer" shall mean the Company and any Affiliate of the Company that adopts this Plan pursuant to Section 10.4 hereof.

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         1.25     "Employer Contributions" shall mean the contributions made by the Employer pursuant to Section 4.2(b), Section 4.3(a) and 4.3(b).

         1.26 "Employer Matching Contribution Account" shall mean a separate Account maintained for each Participant, consisting of the Participant's share of Employer Matching Contributions, plus any earnings of the Trust and any realized or unrealized gains and losses allocable to such Account, but less any amounts previously distributed to the Participant, Former Participant or Beneficiary for whom the Account is maintained.

         1.27 "Employer Matching Contribution" shall mean a profit-sharing contribution made to a Participant's Employer Matching Contribution Account pursuant to Section 4.2(b).

         1.28 "Employer Incentive Retirement Contribution" shall mean a profit-sharing contribution made to a Retirement Participant's Retirement Account pursuant to Section 4.3(b).

         1.29 "Employer Retirement Contribution" shall mean a profit-sharing contribution made to a Retirement Participant's Retirement Account pursuant to
Section 4.3(a).

         1.30 "Employment Commencement Date" shall mean the date (whether before or after the Effective Date) on which the Employee first performs an Hour of Service as an Employee, except as otherwise provided in Section 3.5 with respect to a One Year Period of Severance.

         1.31 "Entry Date" shall mean the first day of January, April, July and October of any Plan Year.

         1.32 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         1.33 "Former Participant" shall mean a person who has ceased to be a Participant but who is entitled to immediate or deferred benefits under this Plan.

         1.34 "Former Retirement Participant" shall mean a person who has ceased to be a Retirement Participant but who is entitled to immediate or deferred benefits under this Plan.

         1.35 "Highly Compensated Employee" shall mean an Employee of the Company or an Affiliate who performs an Hour of Service and who:

                  (a) was at any time a Five Percent Owner (within the meaning of Section 11.1(c)) during the Plan Year or the Look-Back Year; or

                  (b) for the Look-Back Year received Total Compensation in excess of $90,000 multiplied by the Adjustment Factor.

For purposes of this Section 1.35, the following definitions shall apply:

         "Total Compensation" shall mean the Employee's "compensation" as defined in Subsection 5.5(d); and

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         "Look-Back Year" shall mean the twelve (12) month period immediately preceding the Plan Year.

         1.36     "Hour of Service" shall have the meaning defined in Section
3.2.

         1.37 "Insurance Contract" shall mean an insurance policy issued to he Trustee for the benefit of a Participant pursuant to Section 9.5.

         1.38 "Intern" shall mean a student who is employed by the Company or Affiliate while attending school or during his or her breaks from school or any other individual who is classified as an "intern" in accordance with the Company's or Affiliate's regular employment practices and policies.

         1.39     "Investment Funds" shall mean the funds comprising the Trust
Fund.

         1.40 "Leased Employee" shall mean any person who is not an employee of the recipient and who provides services to the recipient if (a) such services are provided pursuant to an agreement between the recipient and any other person (the 'leasing organization'), (b) such person has performed such services for the recipient (or for the recipient and related persons) on a substantially full-time basis for a period of at least one year, and (c) such services are performed under the primary direction or control by the recipient; provided, however, that if such individuals constitute 20% or less of such non-highly compensated work force of the Company or any Affiliate then the term `Leased Employee' means only those individuals who are not covered by a plan that meets the following requirements:

                  (a) such plan is a money purchase pension plan with a nonintegrated employer contribution rate for each participant of at least 10% of compensation;

                  (b)      such plan provides for full and immediate vesting;

                  (c) each employee of the leasing organization (other than employees who perform substantially all of their services for the leasing organization) immediately participates in such plan.

         1.41     "Limitation Year" shall mean the Plan Year.

         1.42 "Mandatory Distribution Date" shall have the meaning set forth in Section 6.5(a).

         1.43 "Normal Retirement Age" shall mean a Participant's or Former Participant's 65th birthday. For purposes of a Retirement Participant, Normal Retirement Age shall mean the later of a Retirement Participant's 65th birthday or the fifth (5th) anniversary of the Retirement Participant's commencement of participation in the Plan.

         1.44 "One Year Period of Severance" shall have the meaning set forth in Section 3.5.

         1.45 "Participant" shall mean an Employee who has met the requirements for participation in this Plan, pursuant to the provisions of
Article II.

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         1.46     "Period of Service" shall mean a period of service performed for an Employer by an Employee commencing on the Employee's Employment Commencement Date and ending on his Severance From Service Date.

         1.47 "Period of Severance" shall mean the period commencing on an Employee's Severance From Service Date and ending on the date he again performs an Hour of Service for the Employer as an Employee.

         1.48 "Plan" shall mean The AMETEK Retirement and Savings Plan (known prior to January 1, 1998 as The AMETEK Savings and Investment Plan), as it is embodied herein and as it may be amended from time to time.

         1.49 "Plan Administrator" shall mean the person, group of persons, firm or corporation serving as plan administrator pursuant to Section 8.11.

         1.50 "Plan Year" shall mean the twelve (12) consecutive month period commencing January 1st and ending the following December 31st.

         1.51 "Qualified Domestic Relations Order" shall mean a judgment, decree or order (including approval of a property settlement agreement) made pursuant to a state domestic relations law (including a community property law) that:

                  (a) relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of a Participant or a Retirement Participant (the "Alternate Payee");

                  (b) creates or recognizes the existence of the Alternate Payee's right to, or assigns to the Alternate Payee the right to receive all or a portion of the benefits payable to a Participant or a Retirement Participant under this Plan;

                  (c) specifies (i) the name and last known mailing address (if any) of the Participant or the Retirement Participant and each Alternate Payee covered by the order, (ii) the amount or percentage of the Participant's or the Retirement Participant's Plan benefits to be paid to the Alternate Payee, or the manner in which such amount or percentage is to be determined, and (iii) the number of payments or the period to which the order applies and each plan to which the order relates; and

                  (d) does not require the Plan to (i) provide any type or form of benefit, or any option not otherwise provided under the Plan, (ii) provide increased benefits, or (iii) pay benefits to the Alternate Payee under a prior Qualified Domestic Relations Order. A Qualified Domestic Relations Order may provide that distribution commence on or after the date on which the Participant or Retirement Participant attains, or would have attained the earlier of (i) the date on which the Participant or the Retirement Participant is entitled to a distribution under the Plan or (ii) the date on which the Participant or Retirement Participant attains age fifty (50), regardless of whether the Participant or Retirement Participant has incurred a Severance From Service Date. Notwithstanding the foregoing, a Qualified Domestic Relations Order may provide that distribution commence as soon as administratively practicable following its determination as a Qualified Domestic Relations Order regardless of whether the Participant or Retirement Participant has incurred a Severance From Service Date, if the Order directs (i) that the

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payment of the benefits be determined as if the Participant or Retirement
Participant had retired on the date on which payment is to begin under such Order, taking into account only the balance standing to the Participant's or Retirement Participant's credit in his Accounts on such date, and (ii) that the payment be made in a form in which such benefits may be paid under the Plan to the Participant or Retirement Participant other than in the form of a joint and survivor annuity with respect to the Alternate Payee and his subsequent spouse.

         1.52 "Qualified Military Service" shall mean any service in the uniformed services (as defined in chapter 43 of title 38, United States Code) where the Participant's right to reemployment is protected by law and shall apply to reemployments on or after December 12, 1994. Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to Qualified Military Service will be provided in accordance
Section 414(u) of the Code.

         1.53 "Retirement Account" shall mean a separate Account maintained for each Retirement Participant or Former Retirement Participant, consisting of the Employer Retirement Contribution and the Employer Incentive Retirement Contribution made pursuant to Section 4.3 plus any earnings of the Trust and realized or unrealized gains or losses allocable to such Retirement Account, but less any amounts previously distributed to the Retirement Participant, Former Retirement Participant or Beneficiary for whom the Account is maintained.

         1.54 "Retirement Participant" shall mean an Employee who has met the requirements set forth in Sections 2.2(b) and 2.3(b).

         1.55 "Rollover Contribution" shall mean a contribution that meets the requirements of Section 4.8(b) as modified by Section 4.8(c).

         1.56 "Rollover Contribution Account" shall mean a separate Account maintained for each Participant or Retirement Participant who has elected to make a Rollover Contribution pursuant to Section 4.8, consisting of the Rollover Contribution plus any earnings of the Trust and realized or unrealized gains or losses allocable to such Account, but less any amounts previously distributed to the Participant, Former Participant, Retirement Participant, Former Retirement Participant or Beneficiary for whom the Account is maintained.

         1.57 "Severance From Service Date" shall have the meaning set forth in Section 3.3.

         1.58 "Taxable Wage Base" for a Plan Year with respect to a Retirement Participant shall mean the contribution and benefit base in effect under Section 230 of the Social Security Act on the first day of the Plan Year for which allocations of Employer Contributions are made. The Taxable Wage Base level shall be deemed to be the full amount of such Taxable Wage Base even though (a) a Retirement Participant's Compensation may include less than a full year's Compensation because of either his participation commencing after the first day of the Plan Year or his experiencing a Severance From Service Date prior to the end of the Plan Year or (b) because a Retirement Participant's Compensation for a Plan Year does not exceed the Taxable Wage Base.

         1.59 "Temporary Employee" shall mean an individual who is hired by the Company or Affiliate (rather than an agency) for a specific position for a designated length of time that is

                                       7
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normally not more than 24 consecutive months in duration and who is committed to leave the employment of the Company or Affiliate at the conclusion of such period.

         1.60 "Trust" shall mean The AMETEK Retirement and Savings Trust, as amended from time to time.

         1.61 "Trust Fund" shall mean the assets held by the Trustee for the benefit of the Participants, Retirement Participants, Former Participants, Former Retirement Participants and their Beneficiaries.

         1.62 "Trustee" shall mean the trustee or trustees appointed by the Company to hold the assets of the Plan, as provided in Section 9.1 and the Trust, and any successor trustee or trustees as the Company from time to time may designate.

         1.63 "Valuation Date" shall mean the last business day of each month, and any other date as determined by the Committee that is nondiscriminatory, that is closer to the event requiring valuation of a Participant's or Retirement Participant's Accounts under the Plan.

         1.64     "Year of Service" shall have the meaning set forth in Section
3.1.

         Except when otherwise indicated by the context, any masculine terminology used herein also includes the feminine and neuter, and vice versa, and the definition of any term herein in the singular shall also include the plural, and vice versa. The words "hereof," "herein," "hereunder," and other similar compounds of the word "here" shall mean and refer to the entire Plan and not to any particular provision or section. All references to Articles and Sections shall mean and refer to Articles and Sections contained in this Plan, unless otherwise indicated.

         In determining time periods within which an event or action is to take place for purposes of the Plan, no fraction of a day shall be considered and any act, the performance of which would fall on a Saturday, Sunday, holiday or other non-business day, may be performed on the next following business day.

         It is the intention of the Employer that the Plan be qualified under the provisions of Sections 401(a), 401(k), 401(m), 414(v) and 501(a) of the Code and under ERISA, and all provisions of this Plan shall be construed and interpreted in light of that intention.

         The titles and headings of Articles and Sections are intended for convenience of reference only and are not to be considered in construction of the provisions hereof.

                                   ARTICLE II

                                  PARTICIPATION

         2.1 Prior Eligibility. Each Employee who, as of December 31, 2001, was a Participant in the Plan, shall continue to be a Participant in the Plan as of January 1, 2002, and for so long as he continues to meet the eligibility requirements for being a Participant.

         2.2      Eligibility for Other Employees.

                  (a) Participant. Any other Employee, who is not an ineligible employee as described in Section 2.3(a), shall become a Participant in the Plan as of the Entry Date that follows his date of hire by at least thirty-one (31) days and is on or after the date on which he first attains age eighteen (18) (age twenty-one (21) prior to January 1, 2001). In order to make a Deferral Election under Section 4.1, and become an active Participant in the Plan, a Participant must signify his acceptance of the Plan in accordance with
Section 2.5. Any Employee who is an ineligible employee as described in Section 2.3(a), but who becomes an eligible employee and meets the requirements of the previous sentence, shall become a Participant on the next Entry Date that is at least thirty-one (31) days from his most recent date of hire. An Employee shall remain a Participant as long as he continues to meet the requirements of this
Section 2.2(a).

                  (b) Retirement Participant. Any Employee hired on or after January 1, 1997 or rehired on or after January 1, 1997 following a Severance From Service Date, who (1) is not an ineligible employee as described in Section 2.3(b) and (2) does not have an accrued benefit under any defined benefit plan maintained by the Company or an Affiliate (including an accrued benefit that has been forfeited upon the Employee's severance from service and restored upon his reemployment), shall become a Retirement Participant in the Plan as of the Entry Date that follows his date of hire by at least thirty-one
(31) days and is on or after the date on which he first attains age eighteen
(18). Any Employee who is an ineligible employee as described in Section 2.3(b), but who becomes an eligible employee and meets the requirements of the previous sentence, shall become a Retirement Participant on the next Entry Date that is at least thirty-one (31) days from his most recent date of hire. An Employee shall remain a Retirement Participant as long as he continues to meet the requirements of this Section 2.2(b). A Retirement Participant shall also be considered a Participant under the terms of the Plan.

         2.3      Ineligible Employees.

                  (a) Participant. Notwithstanding Sections 2.1 or 2.2, an Employee shall not be eligible to be a Participant in this Plan if (i) he is a Leased Employee, unless the participation of such Leased Employee in the Plan is required so that the Plan meets the applicable requirements of Section 414(n)(3) of the Code, (ii) he is eligible to participate in the AMETEK 401(k) Plan for Acquired Businesses, (iii) he is a Temporary Employee or Intern, or (iv) he is an Employee whose terms and conditions of employment are determined pursuant to the terms of a collective bargaining agreement; unless the collective bargaining agreement provides for the inclusion of such Employee in the Plan, in which case the Employee will be eligible to participate in the Plan, pursuant to Section 2.2, on the later of the date specified in the collective bargaining agreement or the next January 1st that is on or after the date he completes the eligibility requirements set forth in Section 2.2.

                  (b) Retirement Participant. Notwithstanding Sections 2.1 and 2.2 above, an Employee shall not be eligible to be a Retirement Participant in this Plan if (i) he is a Leased Employee, unless the participation of such Leased Employee in the Plan is required so that the Plan meets the applicable requirements of Section 414(n)(3) of the Code, (ii) he is eligible to participate in the AMETEK 401(k) Plan for Acquired Businesses, (iii) he is an active participant in a defined benefit pension plan sponsored by Company or Affiliate, (iv) he is a Temporary Employee or Intern, or (v) he is an Employee whose terms and conditions of employment are determined pursuant to the terms of a collective bargaining agreement; unless the collective bargaining agreement provides for the inclusion of such Employee in the Plan, in which case the Employee will be eligible to participate in the Plan, pursuant to Section 2.2, on the later of the date specified in the collective bargaining agreement or the next January 1st that is on or after the date he completes the eligibility requirements set forth in Section 2.2.

         2.4 Participant Information. The Employer shall from time to time furnish the Committee, the Trustee and the Plan Administrator with relevant information with respect to Employees who are or become eligible for participation in the Plan, Participants, Retirement Participants, Former Participants, Former Retirement Participants and Beneficiaries, including without limitation, information as to their names, compensation, dates of birth, Employment Commencement Dates, Hours of Service, Periods of Service, retirements and deaths or other causes for termination of employment. The Committee, the Trustee and the Plan Administrator may rely upon such information and shall be under no obligation to make inquiry with regard to the accuracy thereof.

         2.5 Employee Acceptance. Each Employee who meets the requirements for participation in this Plan shall be so notified in writing by the Plan Administrator. An Employee shall become an active Participant if he signifies his acceptance of the Plan and the benefits hereof by filing with the Committee his written application for participation in the Plan on a form supplied by the Committee and by agreeing to make a Deferral Election pursuant to Section 4.1. If an Employee does not file his application when he is first eligible to make a Deferral Election, such Employee shall become an active Participant as of the Entry Date following or coinciding with the receipt by the Committee of such application, provided he continues to meet the eligibility requirements on such Entry Date. Notwithstanding the foregoing provisions of this Section 2.5, an Employee who is a Retirement Participant shall become an active Participant at the time described in Section 2.2(b).

                                   ARTICLE III

                                     SERVICE

         3.1 Year of Service. An Employee shall be credited with a Year of Service for each twelve (12) consecutive month Period of Service beginning with his Employment Commencement Date and anniversaries thereof during which he completes at least one Hour of Service. For purposes of this Plan, any service performed by an Employee for the Company or any Affiliate shall be considered to be service performed by an Employee for an Employer. For any Employee of the Process & Analytical Instruments Division of the Company who was a participant in the AMETEK, Inc. Hourly Employees' Pension Plan and became a Retirement Participant as of September 1, 1997, Year of Service shall mean, solely for purposes of determining such Employee's Employer Retirement Contribution under
Section 4.3, Periods of Service beginning on September 1, 1997.

         3.2 Hours of Service. An Hour of Service shall mean an hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Employer, for the performance of duties. Hours of Service shall include each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer, and such hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made. Hours of Service shall also include each hour for which the Employee is directly or indirectly paid, or entitled to payment, by the Employer for reasons (such as vacation, sickness or temporary disability) other than for the performance of duties during the applicable computation period. Effective for reemployments on or after December 12, 1994, an Employee who is absent by reason of Qualified Military Service and who returns to employment within the time that his reemployment rights are protected by federal law shall be granted credit for each hour during any period of Qualified Military Service that would have constituted part of the Employee's customary work week if he had remained actively employed in the position he held immediately prior to the beginning of the period of Qualified Military Service.

         3.3 Severance From Service Date. An Employee's Severance From Service Date shall mean the earlier of:

                  (a) the date the Employee quits, retires, is discharged or dies; or

                  (b)      the later of:

                           (i) the first anniversary of the first date of a period during which the Employee remains continuously absent from service with the Employer, either with or without pay, for any reason other than those set forth in Section 3.3(a) (including, but not limited to, periods of sick leave or temporary layoff); or

                           (ii) the second anniversary of the first date of a period of continuous absence from service with the Employer, for reason of (A) the pregnancy of the Employee, (B) the birth of the Employee's child, (C) the placement of a child with the Employee in connection with the adoption of such child by the Employee or

                           (D) caring for such child for a period beginning immediately following such birth or placement.

                           (c)      Notwithstanding anything contained in
Section 3.3(b) to the contrary, if an Employee is continuously absent from service with the Employer for more than one year for a reason described in
Section 3.3(b)(ii), the period between the first and second anniversaries of the Employee's first date of absence shall not be treated as a Year of Service for any purpose under this Plan.

         3.4 Absence of Less Than Twelve Months. If a Participant's or a Retirement Participant's service as an Employee is severed pursuant to Section
3.3 but he resumes service as an Employee of the Employer within twelve (12) months of his Severance From Service Date, the intervening Period of Severance shall be deemed to be a Period of Service.

         3.5      Severance From Service.

                  (a) One Year Period of Severance. A One Year Period of Severance shall occur when an Employee or former Employee does not perform an Hour of Service as an Employee within the twelve (12) month period beginning on his Severance From Service Date.

                  (b) Participation After a One Year Period of Severance. A Participant or a Retirement Participant who incurs a One-Year Period of Severance shall again become a Participant or a Retirement Participant on his new Employment Commencement Date. For this purpose, the new Employment Commencement Date shall be the date following the Participant's or a Retirement Participant's reemployment on which he first performs an Hour of Service for the Employer. Such Employee's Years of Service completed prior to his One Year Period of Severance shall be taken into account to determine the vested percentage of his Retirement Account, whether or not the Employee is again considered a Retirement Participant.

                                   ARTICLE IV

                                  CONTRIBUTIONS

         4.1      Deferral Election.

                  (a) Election. For each Plan Year, a Participant may make a Deferral Election under subsection (b), relating to Deferrals, and/or subsection (c), relating to Catch-up Contributions, pursuant to which the Participant shall direct the Employer to reduce the Participant's Compensation and to contribute to the Plan, on the Participant's behalf, the amount by which the Participant's Compensation has been so reduced.

                  (b) Amount of Deferral. A Participant may make a Deferral Election in an amount (in multiples of one percent (1%)) equal to (i) in the case of an employee who is not a Highly Compensated Employee, not less than one percent (1%) and not more than 14 percent (14%) (50 percent (50%), effective with respect to Compensation payable on or after the first pay date on or after July 1, 2002) of his Compensation for a payroll period or (ii) in the case of a Highly Compensated Employee, not less than one percent (1%) and not more than ten percent (10%) of his Compensation for a payroll period; provided that the Committee may amend the Plan in accordance with Section 10.1(b) to modify the maximum percentage of Compensation that may be deferred by Highly Compensated Employees under this Section 4.1(b) for any Plan Year. Such contribution shall be made by payroll deduction at the regular payroll period applicable to the Participant, or deducted from any special, non-recurring payment of Compensation made to the Participant.

                  (c) Amount of Catch-up Contribution. Effective with respect to Compensation payable on or after the first pay date on or after July 1, 2002, a Participant who has attained, or will attain, age 50 prior to the end of the Plan Year may make an additional Deferral Election (in multiples of one percent (1%)) equal to not less than one percent (1%) and not more than 50 percent (50%) of his Compensation, or in any dollar amount specified by the Participant, for any payroll period during the Plan Year; provided, however that
(1) Catch-up Contributions shall not be treated as contributed pursuant to this subsection (c) unless the Participant is unable to contribute additional Deferrals for the Plan Year under subsection (b) due to limitations imposed by Sections 4.1(b), 4.2(a), 4.7(a) or 5.5 of the Plan or corresponding provisions of the Code and (2) the amount contributed pursuant to this subsection (c) for any Plan Year and, to the extent required by Treasury regulations, any other elective deferrals contributed on the Participant's behalf pursuant to section 414(v) of the Code for a Plan Year shall not exceed the lesser of (A) $1,000 (or such other amount as may be applicable under section 414(v) of the Code) or (B) the excess of the Participant's Compensation (as defined in Section 5.5(d)) for the Plan Year over the Deferrals contributed on the Participant's behalf under subsection (b) above for the Plan Year. Catch-up Contributions under this subsection (c) shall not be subject to the limitations described in Sections 4.2, 4.7, and 5.5. Such Catch-up Contribution shall be made by payroll deduction at the regular payroll period applicable to the Participant, or deducted from any special, non-recurring payment of Compensation made to the Participant.

                  (d) Committee's Approval. A Participant's Deferral Election shall be subject to the approval (or partial approval) of the Committee. The Committee's approval shall not be given:

                           (i) if the Participant's Deferrals, together with elective deferrals (as defined in Section 402(g) of the Code) under any other plan or arrangement maintained by the Company or an Affiliate, for the Plan Year would exceed the dollar amount as may apply under Section 402(g) of the Code (effective January 1, 2002, $11,000), multiplied by the Adjustment Factor;

                           (ii)     if the Deferral Election results in
                  prohibited discrimination in favor of an Employee who is a Highly Compensated Employee;

                           (iii) if the Deferrals, taken together with the Employer Contributions made on behalf of the Participant for the Limitation Year under this Plan and any other defined contribution plan of the Employer or an Affiliate, exceeds 25 percent (25%) (effective January 1, 2002, 100 percent (100%)) of the Participant's "compensation" (as defined in Section 5.5(d) hereof) for the Limitation Year; or

                           (iv) if the Committee otherwise determines that the election is in excess of the amounts permitted by the Code.

                  In making its determination, the Committee shall apply the provisions of this Section 4.1(d) and the applicable provisions of the Code and the regulations and rulings promulgated thereunder. If, as a result of subsequent events, a Deferral Election that has been previously approved by the Committee would later result in contributions in excess of the amount permitted under this Section 4.1(d), the Committee may revoke, in whole or in part, its prior approval and may require the Participant to reduce his Deferral Election, in order to prevent such excess.

                  (e) Correction of Excess Deferral. If a Participant notifies the Plan Administrator by March 1 of any calendar year that his Deferrals under this Plan for the preceding calendar year, when added to his other elective deferrals under any other plan or arrangement (whether or not maintained by the Employer or an Affiliated Company) exceed the limit imposed by
Section 402(g) of the Code for such preceding calendar year, the Plan Administrator shall distribute, by April 15 following receipt of notice by the Participant, the amount of Deferrals specified in the Participant's notice, plus income thereon determined in the manner described in Section 4.7(g), or shall recharacterize such excess Deferrals as Catch-up Contributions contributed pursuant to subsection (c) to the extent permitted by Section 414(v) of the Code and the regulations permitted thereunder, and any Employer Matching Contributions related to such excess Deferrals shall be forfeited and used to reduce future Employer Matching Contributions.

         4.2      Employer Deferral, Catch-up Contributions and Matching
Contributions.

                  (a) Deferrals and Catch-up Contributions. The Employer shall contribute to the Plan, on behalf of each Participant, the amount by which the Participant has elected to reduce his Compensation pursuant to his Deferral Election in accordance with
Section 4.1. Notwithstanding any other provisions of the Plan to the contrary, the maximum amount that the Employer shall contribute on behalf of any Participant pursuant to such Participant's Deferral Election (excluding Catch-up Contributions contributed pursuant to subsection (c)), together with elective deferrals (as defined in Section 402(g) of the Code) under any other plan or arrangement maintained by the Company or an Affiliate for any Plan Year, shall not exceed the dollar amount as may apply under Section 402(g) of the Code (effective January 1, 2002, $11,000), multiplied by the Adjustment Factor.

                  (b) Employer Matching Contributions. The Employer shall contribute on behalf of each Participant who has a Deferral Election in effect during each payroll period, an amount equal to 33" percent (33"%) of the amount contributed on behalf of such Participant pursuant to such Participant's Deferral Election (excluding a Deferral Election made under Section 4.1(c)) that does not exceed six percent (6%) of his Compensation for that payroll period. In no event shall the amount contributed, pursuant to this Section 4.2(b), on behalf of any Participant exceed $1,200 in a Plan Year. The Employer may, in the sole discretion of its Board of Directors, make the Employer Matching Contribution hereunder at any time during the Plan Year, or, following the end of the Plan Year, within the time prescribed by law for filing the Employer's federal income tax return (including extensions thereof) for its taxable year that coincides with, or ends within, such Plan Year. In the event that a Participant receives a distribution of excess Deferrals under Section 4.7 or 5.5 and any Employer Matching Contributions allocated to the Participant by reason of such distributed Deferrals remain in the Participant's Accounts after application of Section 4.7(b) or (c), the Participant shall forfeit such Employer Matching Contributions (plus earnings thereon determined in the manner described in Section 4.7(g)). Employer Matching Contributions forfeited under this Section 4.2(b) shall be used to reduce future Employer Matching Contributions.

                  (c) Deferral Election - Discontinuance, Variation and Resumption. A Deferral Election, if approved by the Committee, shall continue in effect until changed or revoked by the Participant. A Participant may make, discontinue or change a Deferral Election, effective as of any Entry Date during the Plan Year, by filing a form with the Committee at least thirty (30) days prior to such date indicating his instructions with respect thereto; provided, however, that a Participant may completely discontinue a Deferral Election, effective as of the first day of any month by filing a form with the Committee at least thirty (30) days prior to such date. The Committee may modify or waive the thirty (30) day advance notice requirements of this Section 4.3 if it finds, in its sole discretion, that such modification or waiver is appropriate under the circumstances to further the purposes of this Plan. All changes in a Deferral Election are subject to approval by the Committee in accordance with
Section 4.1(d).

         4.3 Employer Contributions on Behalf of Retirement Participants. The following contributions shall be made by the Employer, effective January 1, 1997, solely for the benefit of Retirement Participants, regardless of whether the Employer has current or accumulated earnings or profits for the taxable year ending with or within the Plan Year:

                  (a) Employer Retirement Contributions. For each Plan Year, the Employer shall contribute on behalf of each Retirement Participant a percentage of the Compensation earned during the portion of the Plan Year that the Employee was a Retirement Participant based upon the table set forth below. Contributions shall be made for each payroll period.

Total of Employee's Age Plus      Percentage of Compensation      Percentage of Compensation
   Full Years of Service          Up to Taxable Wage Base         Exceeding Taxable Wage Base
   ---------------------          -----------------------         ---------------------------
Less than 50                              3.00%                             5.00%
50 or more, but less than 65              4.00%                             6.00%
65 or more, but less than 75              5.00%                             7.00%
75 or more                                6.00%                             8.00%

For purposes of this Section 4.3(a), a Retirement Participant's age and full Years of Service shall be the age and full Years of Service, not rounded, of the Retirement Participant on the first day of the Plan Year.

Employer Retirement Contributions forfeited under Section 6.1(b) shall be used to reduce future Employer Retirement Contributions.

                  (b) Employer Incentive Retirement Contributions. If a Retirement Participant has elected a Deferral Election (excluding a Deferral Election made under Section 4.1 (c)) equal to or greater than 6 percent (6%) of his Compensation during any payroll processing period, the Employer shall contribute on behalf of such Retirement Participant for such payroll processing period an amount equal to 1 percent (1%) of that Retirement Participant's Compensation to such Participant's Retirement Account.

Employer Incentive Retirement Contributions forfeited under Section 6.1(b) shall be used to reduce future Employer Incentive Retirement Contributions.

         4.4 Reemployment Following a Period of Qualified Military Service. Notwithstanding any provision of this Plan to the contrary, effective for reemployments on or after December 12, 1994, all contributions with respect to periods of Qualified Military Service shall be provided in a manner consistent section 414(u) of the Code, as follows:

                  (a) Deferrals and Catch-up Contributions. An Employee who is reemployed following a period of Qualified Military Service shall be permitted to contribute additional Deferrals and Catch-up Contributions under the Plan in an amount equal to the maximum amount of Deferrals and/or Catch-up Contributions that the Employee would have been permitted to make under the Plan during the period of Qualified Military Service if the Employee had continued to be employed during such period and received Compensation equal to:

                           (i) the Compensation the Employee would have received during such period if the Employee were not in Qualified Military Service, or

                           (ii) the Employee's average Compensation during the twelve (12) month period immediately preceding the Qualified Military Service, or

                           (iii) if the Employee was employed less than twelve (12) months prior to the Qualified Military Service, his average Compensation during the period of employment immediately preceding the Qualified Military Service, or such lesser Deferrals and/or Catch-up Contributions as determined by the Employee. Proper adjustment shall be made to the amount determined under the preceding sentence for any Deferrals and/or Catch-up Contributions actually made during the period of such Qualified Military Service. The additional Deferrals and/or Catch-up Contributions shall be made during the period that begins on the date of the reemployment of the Employee and has the same length as the lesser of (i) the product of three (3) and the period of Qualified Military Service and
(ii) five (5) years.

                  (b) Employer Matching Contributions. The Employer Matching Contribution, with respect to any additional Deferrals, will equal the Employer Matching Contribution that would have been required had such Deferral Election been made during the period of Qualified Military Service.

                  (c) Employer Retirement Contributions. The Employer shall contribute to the Plan, on behalf of each Retirement Participant who returns from Qualified Military Service, an amount equal to the Employer Retirement Contributions, if any, that would have been required under Section 4.3(a) had such Retirement Participant continued to be employed and received Compensation during the period of Qualified Military Service.

                  (d) Employer Incentive Retirement Contributions. The Employer Incentive Retirement Contribution, with respect to any additional Deferral Elections, will equal the Employer Incentive Retirement Contribution would have been required had such Deferral Election been made during the period of Qualified Military Service.

                  (e) Inapplicability of Certain Limitations. If any contributions are made by a Participant or the Employer in accordance with this
Section 4.4:

                           (i) any such contribution shall not be subject to any otherwise applicable limitation contained in, and the Plan shall not be treated as failing to meet the requirements of, Section 4.5 or [Section 7], and shall not be taken into account in applying such limitations to other contributions or benefits under the Plan with respect to the year in which the contribution is made; and

                           (ii) any such contribution (excluding Catch-up Contributions contributed under Section 4.1(c)) shall be subject to the limitations referred to in Section 4.4(e)(i) with respect to the year to which the contribution relates (in accordance with rules prescribed by the Secretary of the Treasury).

         4.5 Limitation on Contributions. Notwithstanding any other provision of the Plan to the contrary, the Employer shall not make any contributions (excluding Catch-up Contributions contributed under Section 4.1(c)) to the Plan pursuant to Section 4.2 or 4.3 on behalf of a Participant if such contributions would exceed the limitations of Section 5.5.

         4.6 Limitation on Contributions on Behalf of Highly Compensated Employees. Notwithstanding any other provision of the Plan to the contrary, the Employer shall not make any contributions (excluding Catch-up Contributions contributed under Section 4.1(c)) to the Plan pursuant to Section 4.2 or Section
4.3 on behalf of a Participant who is a Highly Compensated Employee that would exceed the limitations of Section 4.7.

         4.7      Nondiscrimination Requirements.

                  (a) Average Deferral Percentage Test. The Average Deferral Percentage in each Plan Year for all Participants who are Highly Compensated Employees shall not exceed the greater of:

                           (i) the Average Deferral Percentage for all Participants who are non-Highly Compensated Employees for the preceding Plan Year multiplied by 1.25; or

                           (ii) the lesser of: (A) the Average Deferral Percentage for all Participants who are non-Highly Compensated Employees for the preceding Plan Year multiplied by two or (B) the Average Deferral Percentage for all Participants who are non-Highly Compensated Employees plus two percentage points.

For purposes of the Average Deferral Percentage test, the Deferral Percentage of any Participant who is a Highly Compensated Employee and is eligible to receive qualified nonelective contributions (within the meaning of Section 401(m)(4)(C) of the Code) or elective deferrals (within the meaning of Section 401(m)(4)(B) of the Code) under two or more plans that are qualified under Section 401(a) and 401(k) of the Code and that are maintained by the Company or an Affiliate shall be determined as if all such contributions and elective deferrals were made under a single plan.

In accordance with Treas. Reg. section 1.401(k)-1(b)(4), an elective contribution will be taken into account under the Average Deferral Percentage test for a Plan Year only if (a) it relates to Compensation that either would have been received by the Participant in the Plan Year (but for the deferral election) or is attributable to services performed by the Participant in the Plan Year and would have been received by the Participant within 2-1/2 months after the close of the Plan Year (but for the deferral election); and (b) it is allocated to the Participant as of a date within that Plan Year, that is, if the allocation is not contingent on participation or performance of services after such date and the elective contribution is paid to the Trust Fund no later than 12 months after the Plan Year to which the contribution relates.

                  (b) Average Contribution Percentage Test. The Average Contribution Percentage in each Plan Year for all Participants who are Highly Compensated Employees shall not exceed the greater of:

                           (i) the Average Contribution Percentage for all Participants who are non-Highly Compensated Employees for the preceding Plan Year multiplied by 1.25; or

                           (ii) the lesser of (A) the Average Contribution Percentage for all Participants who are non-Highly Compensated Employees for the preceding Plan Year multiplied by two or (B) the Average Contribution Percentage for all Participants who are non-Highly Compensated Employees plus two percentage points.

For purposes of the Average Contribution Percentage test, the Contribution Percentage of any Participant who is a Highly Compensated Employee and is eligible to receive matching contributions (within the meaning of Section 401(m)(4)(A) of the Code) under two or more plans that are qualified under Sections 401(a) of the Code and that are maintained by the Company or any Affiliate shall be determined as if all such contributions were made under a single plan.

In accordance with Treas. Reg. section 1.401(m)-1(b)(1) and (4), in calculating the Average Contribution Percentage test for a Plan Year, Employer Matching Contributions is taken into account for a Plan Year only if it is (a) made on account of the Participant's elective contributions for the Plan Year, (b) allocated to the Participant's account as of a date within that year, (c) paid to the Trust Fund by the end of the 12th month following the close of that year.

                  (c) Aggregate Limit. For any Plan Year beginning before January 1, 2002 in which both the limitations in Sections 4.7(a) and (b) are exceeded, the sum of the Average Deferral Percentage and the Average Contribution Percentage for active Participants who are Highly Compensated Employees (determined after adjustments are made under Subsections 5.7(e)(i) and (ii) for purposes of satisfying the limitations described in Sections 5.7(a) and
(b)) shall not exceed the greater of:

                           (i) the sum of (A) the greater of the applicable Average Deferral Percentage or the Average Contribution Percentage for all other active Participants multiplied by 1.25, plus (B) the lesser of (1) two (2) multiplied by the greater of the applicable Average Deferral Percentage or the Average Contribution Percentage for all other active Participants, or (2) two percent (2%) plus the greater of the applicable Average Deferral Percentage or the Average Contribution Percentage for all other active Participants; or

                           (ii) the sum of (A) the lesser of the applicable Average Deferral Percentage or the Average Contribution Percentage for all other active Participants multiplied by 1.25, plus (B) the lesser of (1) two (2) multiplied by the greater of the applicable Average Deferral Percentage or the Average Contribution Percentage for all other active Participants, or (2) two percent (2%) plus the greater of the applicable Average Deferral Percentage or the Average Contribution Percentage for all other active Participants.

The application of this Section 4.7(c) shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                  (d)      Special Participant Rule. For purposes of Subsection
(a), (b) and (c), the term "Participants" includes (1) Employees eligible to participate in the Plan in accordance with Article II whether or not they elected to participate in the Plan or make a Deferral Election, (2) Employees whose eligibility to make elective contributions has been suspended because of an election (other than certain one-time elections) not to participate, a distribution, or a loan, and (3) Employees who cannot defer because of the section 415 limits on annual additions. "Participants" shall not include Employees who are non-Highly Compensated Employees and who have not attained age twenty-one (21) and who have completed less than a Year of Service before the last day of the Plan Year. In accordance with Treas. Reg. section
1.401(k)-

1(a)(4)(iv), the availability of elective contributions does not discriminate in favor of Highly Compensated Employees.

                  (e)      Corrections.

                           (i)      In the event the Plan Administrator
                  determines that the nondiscrimination requirement of Subsection (a) has not been satisfied in a Plan Year after Deferrals have been allocated to Participants' Accounts, the Plan Administrator shall:

                                    (A)      determine how much the Average
                           Deferral Percentage for the Highly Compensated Employee with the highest Average Deferral Percentage for the Plan Year would need to be reduced to comply with the limit in Subsection (a) or to cause such Average Deferral Percentage to equal the Average Deferral Percentage of the Highly Compensated Employee with the next highest Average Deferral Percentage, and repeat this process until the Deferral Percentage Test described in Section 4.3(a) would be satisfied;

                                    (B)      convert the excess percentage
                           amount determined under (A) into a dollar amount by first multiplying the hypothetical reductions described in (A) by the applicable Highly Compensated Employee's compensation, and then by adding together all such dollar amounts;

                                    (C)      reduce the Deferrals of the Highly
                           Compensated Employee or Employees with the greatest dollar amount of Deferrals made on their behalf with respect to the Plan Year by the lesser of (1) the amount by which the dollar amount of the affected Highly Compensated Employee's Deferrals exceeds the dollar amount of the Highly Compensated Employee with the next highest dollar amount of Deferrals, or (2) the amount of the excess dollar amount determined under (B);

                                    (D)      repeat this reduction process until
                           the Deferrals of Highly Compensated Employees have been reduced by an amount equal to the excess dollar amount determined under (B); and

                                    (E)      direct the Trustee to return the
                           excess Deferrals, as adjusted in accordance with Subsection (g), to the individuals from whose Deferral Account the excess Deferrals were obtained within two and one-half months following the close of the Plan Year, if administratively practicable, but in no event later than the close of the following Plan Year.

                                    The Deferrals of any Highly Compensated
                           Employee that must be reduced pursuant to this
                           Section 4.7(e) shall be reduced (i) first, by distributing Deferrals not taken into account in determining Employer Matching Contributions under
                           Section 4.2(b) and (ii) then, by distributing Deferrals not described in (i), within 12 months of the close of the Plan Year with respect to which the distribution applies. The provisions of

                           Section 4.2(b) regarding the forfeiture of related Employer Matching Contributions will apply.

                                    Notwithstanding the foregoing, at the
                           election of the Plan Administrator and in accordance with rules uniformly applicable to all affected Participants, the reduction described in this Section may be accomplished, in whole or in part, by recharacterizing excess Deferrals as Deferrals contributed pursuant to Section 4.1(c) to the extent permitted by Section 414(v) of the Code and regulations issued thereunder. Matching Contributions related to Deferrals recharacterized as Deferrals under Section 4.1(c) shall be forfeited.

                           (ii)     In the event the Plan Administrator
                  determines that the nondiscrimination requirement of Subsection (b) has not been satisfied in a Plan Year after Employer Matching Contributions have been allocated to Participants' Accounts, the Plan Administrator shall:

                                    (A)      determine how much the Average
                           Contribution Percentage for the Highly Compensated Employee with the highest Average Contribution Percentage for the Plan Year would need to be reduced to comply with the limit in Subsection (b) or to cause such Average Contribution Percentage to equal the Average Contribution Percentage of the Highly Compensated Employee with the next highest Average Contribution Percentage, and repeat this process until the Employer Contribution Percentage Test described in Section 4.3(b) would be satisfied;

                                    (B)      convert the excess percentage
                           amount determined under (A) into a dollar amount by first multiplying the hypothetical reductions described in (A) by the applicable Highly Compensated Employee's compensation, and then by adding together all such dollar amounts;

                                    (C)      convert the excess percentage
                           amount determined under (A) into a dollar amount;

                                    (D)      reduce the Employer Matching
                           Contribution of the Highly Compensated Employee or Employees with the greatest dollar amount of Employer Matching Contributions made on their behalf with respect to the Plan Year by the lesser of (1) the amount by which the dollar amount of the affected Highly Compensated Employee's Employer Matching Contribution exceeds the dollar amount of the Highly Compensated Employee with the next highest dollar amount of Employer Matching Contributions, or (2) the amount of the excess dollar amount determined under
                           (B);

                                    (E)      repeat this reduction process until
                           the Employer Matching Contributions of Highly Compensated Employees have been reduced by an amount equal to the excess dollar amount determined under
                           (B); and

                                    (F)      direct the Trustee to return the
                           excess Employer Matching Contributions, as adjusted in accordance with Subsection (g), to the individuals from whose Employer Matching Contribution Account the excess Employer Matching Contributions were obtained within two and one-half months following the close of the Plan Year, if administratively practicable, but in no event later than the close of the following Plan Year.

                           (iii)    In the event the Plan Administrator
                  determines that the nondiscrimination requirement of Subsection (c) has not been satisfied in a Plan Year after Deferrals and Employer Matching Contributions have been allocated to Participants' Accounts, the Plan Administrator shall reduce the Average Deferral Percentage and/or the Average Contribution Percentage (as determined under Subsection 4.7(f) below) for the Highly Compensated Employees to the extent required to enable the Plan to satisfy the tests in Subsection (c). The reduction shall be accomplished in the same manner as is set forth in Sections 4.7(a) and 4.7(b), whichever is appropriate.

                  (f) Corrective Distributions. If the Plan Administrator determines that Deferrals or Employer Matching Contributions in excess of the amount permitted under Subsections (a), (b) or (c) were made to the Plan, then the Plan Administrator will cause the Trustee to make a corrective distribution of any such excess (and income allocable thereto as computed in accordance with Subsection (g)) to the Highly Compensated Employees within twelve (12) months of the close of the Plan Year to which the excess is attributed based on the excess dollar amounts determined under Subsection (e). Such a distribution is not subject to spousal consent.

                  In the case of a corrective distribution required hereunder because of an excess arising under Subsection (c), reductions shall first be made from the Highly Compensated Employees' Deferrals and then from their Employer Matching Contributions, if necessary.

                  (g) Income Attributable to Excess Contributions. The income attributable to excess Deferrals or Employer Matching Contributions as determined in accordance with Subsection (e) shall be an amount equal to the sum of:

                           (i)      the earnings or losses allocated to
                  Deferrals or Employer Matching Contributions, as applicable, for the preceding Plan Year multiplied by a fraction the numerator of which is the excess determined in accordance with Subsection (e), as applicable, on behalf of the Participant for the preceding Plan Year and the denominator of which is the portion of the Participant's Account attributable to Deferral Elections or Employer Matching Contributions, as applicable, as of the last day of the preceding Plan Year, reduced by earnings and increased by losses for the preceding Plan Year; plus

                           (ii)     the earnings or losses allocated to
                  Deferrals, or Employer Matching Contributions, as applicable for the period between the end of the preceding Plan Year and the last day of the month preceding the distribution date multiplied by a fraction determined under the method described in clause (i) above.

                  (h) Coordination Rule. Excess Deferrals determined with respect to a Plan Year that shall be distributed in accordance with Section (f) shall be reduced by any excess deferrals, previously distributed to such Participant for the Participant's taxable year ending with or within such Plan Year.

                  (i) Compensation - Defined. For purposes of this Section 4.7, Compensation shall mean "compensation" as such term is defined in Treas. Reg. Section 1.415-2(d)(11)(i), plus contributions made at the Participant's election to employee benefit plans but excluded from the Participant's gross income pursuant to Section 125, 401(k), 402(h)(i)(B), 403(b), 408(p) or 457 of
the Code, and, for Plan Years beginning on or after January 1, 2001, Section 132(f)(4) of the Code. Notwithstanding the foregoing, effective January 1, 1998, any amounts deducted from a Participant's earnings on a pre-tax basis for group health care coverage because the Participant is unable to certify that he or she has other health care coverage, shall be treated as an amount contributed by the Employer pursuant to a salary reduction agreement under Section 125 of the Code purposes of determining the Participant's Compensation, so long as the Employer does not otherwise request or collect information regarding the Participant's other health coverage as part of the enrollment process for the Employer's health care plan.

         4.8      Rollovers and Transfers.

                  (a) Rollover Contribution - General. Subject to such terms and conditions as the Committee may establish from time to time, a Participant or a Retirement Participant (or an Employee who is not eligible to participate in the Plan solely because he has failed to satisfy the age and service requirements of Section 2.2, and who, for purposes of his Rollover Contribution only, shall be considered a Participant or a Retirement Participant in the Plan) may at any time make a Rollover Contribution to this Plan of all or a portion of the amount payable to the Participant or Retirement Participant (a) as an eligible rollover distribution (as defined under Section 401(a)(31)(C) of the Code) from a qualified plan, or (b) from an individual retirement account or annuity that received a qualifying rollover contribution from a qualified plan; provided that the amount contributed to the Rollover Account shall exclude an amount equal to the Participant's after-tax contributions to the qualified plan. Any payment to the Plan pursuant to this Section 4.8 shall be made as a direct rollover that satisfies Section 401(a)(31) of the Code or shall be made to the Plan within 60 days after the Participant or Retirement Participant's receipt of the distribution from the plan or individual retirement arrangement in such manner as may be approved by the Committee. Notwithstanding the above, if the Committee subsequently determines that any Rollover Contribution previously made to the Plan by a Participant or Retirement Participant is not a valid Rollover Contribution, the Committee shall return to the Participant or the Retirement Participant, as soon as administratively possible, the amount of the invalid Rollover Contribution, together with earnings attributable to the Rollover Contribution.

                  (b) Rollover Contribution - Defined. A contribution shall qualify as a Rollover Contribution if:

                           (i)      subject to subsection (c) below, it
                  represents an Eligible Rollover Distribution to the Participant or a Retirement Participant under a retirement plan qualified under Section 401(a) of the Code;

                           (ii) it represents the balance to the credit of the Participant or Retirement Participant in an individual retirement account or annuity (as described in Section 408 of the Code) created solely to receive amounts described in Subsection (i) above, and to which no other contributions were made by the Employee; or

                           (iii) it represents a direct transfer to the Trustee from an Eligible Retirement Plan described in Subsection (i), above, of all or a portion of the benefit to which the Employee was entitled under such Eligible Retirement Plan.

For purposes of this Section 4.8, but subject to subsection (c) below, "Eligible Rollover Distribution" and "Eligible Retirement Plan" shall have the meanings set forth in Section 6.4(f).

                  (c) Limitation. A Rollover Contribution shall not include any amount that constituted an employee contribution, whether voluntary or mandatory, made by the Employee to a plan described in Subsection (b)(i).

         4.9 Non-Forfeitability of Certain Accounts. A Participant's rights to his Catch-up Contribution Account, his Deferral Account, his Rollover Contribution Account, if any, and, effective January 1, 2001, his Matching Contribution Account shall, at all times, be 100 percent (100%) nonforfeitable. The forfeitability of a Retirement Participant's rights to his Retirement Account shall be determined in accordance with the provisions of Section 6.1(b).

                                    ARTICLE V

                               INDIVIDUAL ACCOUNTS

         5.1 Participant Accounts. The Committee shall maintain a Catch-up Contribution Account, a Deferral Account, an Employer Matching Contribution Account, a Retirement Account and a Rollover Contribution Account, if applicable, in the name of each Participant or Retirement Participant.

         5.2 Valuation of Accounts. As of each Valuation Date, the Committee shall:

                  (a) First, add to each of the Participant's or Retirement Participant's Accounts the Catch-up Contributions, Deferrals and Employer Contributions made during the preceding month that are then allocable to each such Account and subtract all distributions made to Participants or Retirement Participants since the last preceding Valuation Date;

                  (b) Next, allocate to the Accounts of each Participant, Retirement Participant, Former Participant or Former Retirement Participant who has elected to invest in any Investment Fund, other than in an Insurance Contract each item of income, expense, gain and loss accruing to such Fund among the Accounts of Participants, Retirement Participants, Former Participant or Former Retirement Participant electing to invest, or having an investment, in such Fund in the same proportion to the value, as of the last preceding Valuation Date, that the portion of each such Account so invested bears to the value of the portion of all such Accounts that are invested in such Fund. If any portion of a Participant's, Retirement Participant's, Former Participant or Former Retirement Participant's Account is invested in an Insurance Contract, any item of income, expense, gain or loss attributable to such Insurance Contract shall be allocated to his Account or Accounts that is so invested.

                  (c) With respect to a Participant or Retirement Participant whose employment with the Employer terminates for any reason during a month, the Committee may (A) value such Participant's or Retirement Participant's Accounts, in accordance with the provisions of this Section 5.2, as of the last day of the month in which such termination occurs, and (B) value the portion of the Participant's or Retirement Participant's Accounts, if any, that is invested in the Common Stock Fund as of the date on which such shares are sold.

         5.3 Employer Contributions Considered Made on Last Day of Plan Year. For purposes of this Article V, the Employer Contributions made pursuant to Section 4.2(b), 4.3(a) or 4.3(b) for any Plan Year will be considered to have been made on the last day of that Plan Year. Employer Contributions for any Plan Year will be made no later than the last date on which amounts so paid may be deducted for federal income tax purposes for the taxable year of the Employer in which the Plan Year ends. Each contribution made by the Employer pursuant to the provisions of Article IV is made expressly contingent on its deductibility for federal income tax purposes for the fiscal year with respect to which such contribution is made, and no such contribution will be made for any year to the extent it would exceed the deductible limit for such year as set forth in section 404 of the Code.

         5.4 Valuation. The Trustee shall have prepared, on a daily basis, a valuation of each Investment Fund and each Participant's, Retirement Participant's, Former Participant's or

Former Retirement Participant's Accounts, the same to be available to each Participant, Retirement Participant, Former Participant or Former Retirement Participant. Within a reasonable time after the close of each month, the Trustee shall prepare or cause to be prepared a statement of the condition of the Trust Fund, setting forth all investments, receipts, disbursements, and other transactions effected during such month, and showing all the assets of the Trust Fund and the cost and fair market value thereof. The items of information in the statement shall be shown separately for each investment vehicle maintained in the Investment Fund. This statement shall be delivered to the Committee and the Plan Administrator. The Plan Administrator shall then cause to be prepared, and the Trustee shall deliver to each Participant, Retirement Participant, Former Participant or Former Retirement Participant, a quarterly report disclosing the status of his Accounts in the Trust Fund.

         5.5      Limitation on Annual Additions.

                  (a) General. Notwithstanding any other provision of the Plan, the Annual Addition to a Participant's or Retirement Participant 's Accounts for any Limitation Year may not exceed an amount equal to the lesser of:

                           (i)      $30,000 (effective January 1, 2002,
                  $40,000), adjusted in accordance with section 415(d) of the Code, or

                           (ii) 25 percent (25%) (effective January 1, 2002, 100 percent (100%)) of the Participant's or Retirement Participant's compensation for the Limitation Year.

                  (b) For Plan Years beginning prior to January 1, 2000, if an Employee is or was a Participant in any defined benefit plan required to be taken into account for purposes of applying the combined plan limitations contained in Section 415(e) of the Code, then for any Plan Year the sum of the defined benefit plan fraction and the defined contribution plan fraction, as such terms are defined in Section 415(e) of the Code, shall not exceed 1.0. If, for any year the foregoing combined plan limitation would be exceeded, the benefit provided under the defined benefit plan shall be reduced to the extent necessary to meet that limitation.

                  (c)      Annual Additions - Defined. For purposes of this
Section 5.5, the term "Annual Addition" means, for each Limitation Year, the sum of:

                           (i) the portion of the contribution (other than a contribution made pursuant to a Participant's or Retirement Participant's Deferral Election) made by the Employer (or a Related Employer) for such Limitation Year under this Plan and any defined contribution plan; plus

                           (ii) the amount, if any, contributed on behalf of the Participant pursuant to the Participant's Deferral Election (excluding Catch-up Contributions made under Section 4.1(c)) for such Limitation Year under this Plan or any other defined contribution plan maintained by the Employer or a Related Employer; plus

                           (iii) the amount of forfeitures, if any, allocated to the Participant's account for such Limitation Year under this Plan or any other defined contribution plan maintained by the Employer or a Related Employer; plus

                           (iv) the amount, if any, of the Participant's voluntary contributions made under a defined contribution plan maintained by the Employer or a Related Employer for such Limitation Year.

The term "Annual Addition" shall not include any Rollover Contribution or any earnings allocable to any Account thereunder.

                  (d)      Compensation - Defined. Solely for purposes of this
Section 5.5, Compensation shall mean "compensation" as such term is defined in Treas. Reg. Section 1.415-2(d)(11)(i), plus contributions made at the Employee's election to employee benefit plans but excluded from the Employee's gross income pursuant to Section 125, 401(k), 402(h)(i)(B), 403(b), 408(p) or 457 of the
Code, and, for Plan Years beginning on or after January 1, 2001, Section 132(f)(4) of the Code. Notwithstanding the foregoing, effective January 1, 1998, any amounts deducted from an Employee's earnings on a pre-tax basis for group health care coverage because the Employee is unable to certify that he or she has other health care coverage, shall be treated as an amount contributed by the Employer pursuant to a salary reduction agreement under Section 125 of the Code purposes of determining the Employee's Compensation, so long as the Employer does not otherwise request or collect information regarding the Employee's other health coverage as part of the enrollment process for the Employer's health care plan.

                  (e) Other Plans. For purposes of applying the limitations of this Section 5.5, all defined benefit plans maintained by the Employer or a Related Employer (whether or not terminated) are to be treated as one defined benefit plan, and all defined contribution plans maintained by the Employer or a Related Employer (whether or not terminated) are to be treated as one defined contribution plan. Any contributions to the Employer's defined benefit plan made by an Employee shall be deemed to be made under a separate defined contribution plan.

                  (f)      Related Employer - Defined. For purposes of this
Section 5.5, the term "Related Employer" shall mean any other corporation that is, along with the Employer, a member of a controlled group of corporations (as defined in Section 414(b) of the Code, as modified by Section 415(h) thereof) or any other trades or businesses (whether or not incorporated) that, along with the Employer, are under common control (as defined in Section 414(c) of the Code as modified by Section 415(h) thereof) or any other employer that forms, along with the Employer, an "affiliated service group" (as such term is defined in Section 414(m) of the Code or in regulations under Section 414(o)).

                  (g) Return of Excess Annual Additions. If a Participant's or Retirement Participant 's Annual Addition exceeds the amounts specified above as a result of the reallocation of forfeitures, a reasonable error in estimating the Participant's Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Section 402(g) of the Code) that may be made under the limitations of Section 415 of the Code, or such other circumstances as permitted by law:

                           (i) The Plan shall distribute Deferrals to the Participant or Retirement Participant to the extent an excess exists, together with earning on such excess amounts. The Committee shall make such distribution in a lump sum as soon as administratively possible after the excess is determined. Any such excess Deferrals may instead be recharacterized as Catch-up Contributions contributed pursuant to Section 4.1(c) to the extent permitted by Section 414(v) of the Code and the regulations issued thereunder.

                           (ii) Employer Matching Contributions and Employer Incentive Retirement Contributions based on the Deferrals above shall be forfeited in the Plan Year in which the Deferrals are distributed. Employer Matching Contributions and Employer Incentive Retirement Contributions are based on distributed Deferrals to the extent that Employer Matching Contributions and Employer Incentive Retirement Contributions would have been reduced if the Participant or Retirement Participant had made Deferrals for the Plan Year equal to undistributed Deferrals.

                           (iii)    Deferrals and Employer Matching
                  Contributions that are distributed or recharacterized under
                  (i) or forfeited under (ii), respectively, above shall not be counted in determining whether the limit in Section 402(g) of the Code has been exceeded or in performing the nondiscrimination tests in Section 4.7 of this Plan.

         5.6 Allocations Do Not Create Rights. No Participant or Retirement Participant shall acquire any right to or interest in any specific asset of the Trust Fund merely as a result of the allocations provided for in the Plan.

                                   ARTICLE VI

                               PAYMENT OF BENEFITS

         6.1      Retirement, Death, Disability or Termination of Employment.

                  (a) Retirement, Death or Disability. A Participant or Retirement Participant shall be 100 percent (100%) vested in his Accounts upon reaching Normal Retirement Age, death, or Disability while employed by the Employer or an Affiliate. If any Participant or Retirement Participant retires (within the meaning of the preceding sentence) or dies, an amount equal to the value of his Accounts shall be payable to the Participant, Former Participant, Retirement Participant, Former Retirement Participant or his Beneficiary, as the case may be, in accordance with the provisions of Section 6.4.

                  (b) Termination of Employment (Other than Retirement, Death or Disability).

                           (i)      Upon a Participant's termination of
                  employment with the Employer, either voluntarily or involuntarily, prior to his Normal Retirement Age, death or Disability, he shall be entitled to 100 percent (100%) of the value of his Catch-up Contribution Account, his Deferral Account, his Employer Matching Contribution Account, and his Rollover Contribution Account, if any.

                           (ii) A Retirement Participant shall be entitled to 100 percent (100%) of the value of his Retirement Account if, as of the date of his termination of employment, he has completed five (5) Years of Service (effective January 1, 2002, three (3) Years of Service for Employer Incentive Retirement Contributions made on or after January 1, 2002 and, effective July 1, 2002, three (3) Years of Service for Employer Incentive Retirement Contributions made prior to January 1, 2002). If such Retirement Participant has not completed five (5) Years of Service (or 3 Years of Service, if applicable), he shall forfeit the entire applicable amount outstanding to his credit in his Retirement Account as of the earlier of (i) the date on which he receives a distribution of his Retirement Account or (ii) the date on which he incurs five consecutive One Year Periods of Severance.

                           (iii) Employer Retirement Contributions or Employer Incentive Retirement Contributions forfeited in any Plan Year pursuant to this Section 6.1(b) shall be applied to reduce future Employer Retirement Contributions or Employer Incentive Retirement Contributions, respectively, made pursuant to Section 4.2(b) or 4.3(b) for such Plan Year.

                  (c) Separation from Service. Notwithstanding the foregoing, prior to January 1, 2002, in the event a Participant is affected by a sale or other disposition involving an Employer, such Participant's Deferral Election Account may not be distributed before (i) he has experienced a "separation from service" in accordance with the principles set forth in Revenue Ruling 79-336 and subsequent related rulings by the Internal Revenue Service, as determined by the Committee in its sole discretion; (ii) the sale or other disposition by a corporation to an unrelated corporation of substantially all of the assets used in a trade or business (but only if such Participant continues employment with the acquiring corporation, the acquiring corporation does not maintain the Plan after the disposition and the other applicable requirements of Section 401(k)(10) of the Code are satisfied); or (iii) the sale or other disposition by a corporation of its interest in a subsidiary to an unrelated entity (but only if such Participant continues employment with the subsidiary, the acquiring entity does not maintain the Plan after the disposition and the other applicable requirements of Section 401(k)(10) of the Code are satisfied).

                  (d) Restoration of Benefits. Any Employer Matching Contributions forfeited prior to January 1, 2001 and any amounts forfeited under subsection 6.1(b)(ii) will be restored if the Former Participant or Former Retirement Participant is reemployed with the Employer or an Affiliate before incurring five (5) consecutive One Year Periods of Severance. Such restored amounts shall be allocated to the Participant's Employer Matching Contribution Account or Retirement Participant's Retirement Account and his vested right to the amount so contributed shall be determined in accordance with Section 6.1(b) based upon his Years of Service completed both prior to and subsequent to his Period of Severance.

         6.2 Attainment of 59 1/2. If a Participant attains age 59 1/2 and remains in the service of the Employer, he may elect to have the value of his Catch-up Contribution Account, his Deferral Account, his Employer Matching Contribution Account (determined in accordance with Sections 5.2 and 5.3 and valued as of the Valuation Date coincident with or next succeeding the date of his election or, pursuant to procedures that the Committee may, in its sole discretion, adopt, as of the last day of the month in which he files his election), and his Rollover Contribution Account paid to him (or his Beneficiary in the event of his death) in a lump sum as soon as practicable following the date as of which his Accounts are valued. The Participant (or Beneficiary) may make such an election by filing a written notice with the Committee, on a form acceptable to the Committee. Notwithstanding such withdrawal, the Participant may also elect to continue to participate in the Plan if he otherwise remains eligible.

         6.3 Beneficiary Designation. If a Participant, Retirement Participant, Former Participant or Former Retirement Participant has a spouse, his spouse shall be his Beneficiary, unless the Participant, Retirement Participant, Former Participant or Former Retirement Participant designates someone other than his spouse as his Beneficiary (other than as a contingent Beneficiary) and his spouse consents to such designation pursuant to this
Section 6.3. If the Participant, Retirement Participant, Former Participant, or Former Retirement Participant does not have a spouse, or if the spouse consents, the Participant, Retirement Participant, Former Participant or Former Retirement Participant shall have the right to designate someone other than his spouse as his Beneficiary. In all events, the Participant, Retirement Participant, Former Participant or Former Retirement Participant shall have the right to designate a contingent Beneficiary. Each such designation shall be in writing, filed with the Committee, and shall be in such form as may be required by the Committee. If a married Participant, Retirement Participant, Former Participant or Former Retirement Participant designates someone other than his spouse as his Beneficiary (other than as a contingent Beneficiary), such Beneficiary designation shall not be effective unless (a) the spouse consents to such Beneficiary designation, in writing, and her consent is witnessed by a Plan representative or notary public, or (b) the Participant, Retirement Participant, Former Participant or Former Retirement Participant demonstrates, to the satisfaction of the Committee, that he is not married or his spouse cannot be located. The Committee shall determine which Beneficiary, if any, shall have been validly designated. If no Beneficiary has been validly designated, or if the designated Beneficiaries predecease the Participant, Retirement Participant, Former Participant or Former Retirement Participant, then the amount, if any, payable upon the Participant's Retirement Participant's, Former Participant's or Former Retirement Participant's death shall be paid:

                  (a) to the Participant's, Retirement Participant's, Former Participant's or Former Retirement Participant's surviving spouse; or, if there is none,

                  (b) to the Participant's, the Retirement Participant's, Former Participant's or Former Retirement Participant's children and issue of deceased children, in equal shares, per stirpes; or if there are none,

                  (c) to the Participant's, the Retirement Participant's the Former Participant's or Former Retirement Participant's parents, in equal shares, or to the survivor thereof; or if there are none,

                  (d) to the legal representative(s) of the Participant's, the Retirement Participant's, the Former Participant's or the Former Retirement Participant's estate.

         6.4      Form of Payment.

                  (a) Normal Form of Payment. A Participant or a Retirement Participant who has a termination of employment may elect, in writing, in a form satisfactory to the Committee, to receive his benefit under the Plan in one lump sum payment.

                  (b) Normal or Disability Retirement. A Participant or a Retirement Participant who has a termination of employment on or after his Normal Retirement Age or on account of a Disability shall, as an alternative to the lump sum form of payment, be entitled to receive his benefit under the Plan by payment in equal monthly, quarterly or semi-annual installments over a period not in excess of fifteen (15) years in which event the remaining balance held in the Participant's or Retirement Participant's Accounts shall be held and invested in accordance with Section 9.2 pursuant to the instructions of the Participant or Retirement Participant. Notwithstanding the foregoing, installment payments shall not extend beyond the life expectancy of the Participant or Retirement Participant. Payment shall be made not less often than semi-annually to such Participant or Retirement Participant of the installments as they fall due, plus such earnings as may have been credited on the amount so deposited or invested less an annual administrative fee in an amount determined by the Trustee. In the event of the death of the Participant or the Retirement Participant prior to completion of the designated number of payments, such payments shall be paid to his Beneficiary until the designated number of payments has been completed.

                  (c) Time of Distribution. Any distribution hereunder shall be made as soon as administratively practicable after the Participant or Retirement Participant returns a completed benefit distribution form to the Plan Administrator; provided, however, that a Participant or Retirement Participant's Accounts must be distributed no later than his Mandatory Distribution Date as determined under Section 6.5. Until benefits are distributed, a Participant's or a Retirement Participant's Accounts shall be held and invested in accordance with Section 9.2 pursuant to the instructions of the Participant or Retirement Participant.

                  (d) Death of a Participant or Retirement Participant. If a Participant, Former Participant, Retirement Participant or Former Retirement Participant dies prior to the date payment of his benefit begins, the value of his Accounts shall be paid to his Beneficiary as soon as practicable following his death. Benefits shall be paid in a lump sum.

                  (e) Amount and Form of Payment. The present value of the payments to the Participant or Retirement Participant pursuant to this Section
6.5 must be greater than 50 percent (50%) of the present value of the total payments to be made to the Participant or Retirement Participant and his Beneficiary. Any distribution made pursuant to this Plan shall be made in cash except that if, as of the date the Participant or Retirement Participant terminates his employment, part of his Accounts is invested in the Common Stock Fund or in shares of any other Investment Fund, and if the Participant's, Retirement Participant's, Former Participant's or Former Retirement Participant's benefit is to be paid in the form of a lump sum pursuant to this
Section 6.4 then the Participant, Retirement Participant, Former Participant or Beneficiary to whom such payment is made may elect to have that portion of the Accounts that is so invested paid in common stock or shares held in each such Fund; provided, however, that cash will be paid in lieu of any fractional shares allocated to the Participant's, or Retirement Participant's, Retirement Participant's, Former Participant's or Former Retirement Participant's Accounts.

                  (f) Direct Rollover. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Subsection, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Participant or Retirement Participant in a Direct Rollover.

         For purposes of Subsection (f) of this Section 6.4, the following definitions shall apply:

                           (i) An "Eligible Rollover Distribution" is any distribution from the Plan, excluding (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) over the life (or life expectancy) of the individual, the joint lives (or joint life expectancies) of the individual and the individual's designated Beneficiary, or a specified period of ten (10) or more years, (2) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code,
                  (3) any hardship distribution; and

                           (ii) An "Eligible Retirement Plan" is (1) an individual retirement account described in Section 408(a) of the Code, (2) an individual retirement annuity described in
                  Section 408(b) of the Code (other than an endowment contract),
                  (3) an annuity plan described in Section 403(a) of the Code,
                  (4) a qualified plan the terms of which permit the acceptance of rollover distributions, (5) an eligible deferred compensation plan described in Section 457(b) of the Code that is maintained by an eligible employer described in Section 457(e)(i)(A) of the Code that shall separately account for the distribution, or (6) an annuity contract described in Section 403(b) of the Code; provided, however, that (i) the eligible retirement plans described in clauses (3) and (4) shall not apply with respect to a distribution made prior to January 1, 2002 to a Beneficiary who is the surviving spouse of a Participant and (ii) with respect to a distribution (or portion of a distribution) consisting of after-tax employee contributions,

                  "Eligible Retirement Plan" shall mean a plan described in clause (4) that separately accounts for such amounts or a plan described in clause (1) or (2).

                           (iii) A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a Qualified Domestic Relation Order are Distributees with regard to the interest of the spouse or former spouse.

                           (iv) A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the distributee.

         6.5      Limitations on Commencement or Duration of Benefit Payments.

                  (a) Commencement of Benefits. The form and timing of all distributions under the Plan shall be in accordance with section 401(a)(9) of the Code and regulations thereunder. Notwithstanding the foregoing, the payment of benefits to each Participant or Former Participant who is a 5% owner of the Employer (as determined under Section 416(i) of the Code) shall commence not later than the April 1st following the calendar year in which he attained age 70 1/2 (his "Mandatory Distribution Date"). Such payment shall be the required minimum distribution described under Section 401(a)(9) of the Code and the regulations thereunder. The payment of benefits to each Participant or Former Participant who is not a 5% owner of the Employer shall commence not later than the April 1st following the later of the calendar year in which the Participant or Former Participant attains age 70 1/2 or the calendar year in which he retires. Such payments shall be made:

                           (i)      in a lump sum on or before such date;

                           (ii) in annual installments beginning by such date, over the life of such Participant or Former Participant or over the lives of the Participant or Former Participant and his Beneficiary; or

                           (iii) in annual installments beginning by such date, over a period that may not extend beyond the life expectancy of such Participant or Former Participant and the joint life expectancy of the Participant, Former Participant and his Beneficiary.

         Notwithstanding the foregoing, a Retirement Participant who attains age 70 1/2 and who is not a five-percent (5%) owner shall be permitted to elect distribution of his Employer Retirement Contributions or Employer Incentive Retirement Contributions in a lump sum prior to the calendar year in which he has a termination of employment.

                  (b) Maximum Duration of Death Benefits. If a Participant, Retirement Participant, Former Participant or Former Retirement Participant dies before his entire interest is distributed to him or if a distribution has commenced to his surviving spouse and such surviving spouse dies but before the entire remaining interest is distributed to such surviving spouse, then if any benefit remains payable under this Plan with respect to such deceased Participant, Retirement Participant, Former Participant or Former Retirement Participant, such remaining benefit shall be distributed to his Beneficiary:

                           (i) within five years after the death of the Participant, Retirement Participant, Former Participant or Former Retirement Participant (or the death of his surviving spouse, as the case may be); or

                           (ii) over the life of such Beneficiary, or over a period no longer than the life expectancy of such Beneficiary (determined no more frequently than once during a Plan Year, if the Beneficiary is the surviving spouse, or, if not, calculated as of the date payments begin); provided, that if the Beneficiary is the surviving spouse of the deceased Participant, Retirement Participant, Former Participant or Former Retirement Participant, such payments begin on or before the date on which the Participant, Retirement Participant, Former Participant or Former Retirement Participant would have attained age 70 1/2if he had lived; and, provided further, that if the Beneficiary is not the surviving spouse, such payments begin no later than within one
                  (1) year of the Participant's, Retirement Participant's, Former Participant's or Former Retirement Participant's death, or the death of the surviving spouse, if the surviving spouse dies before benefit payments begin, as the case may be.

         The provisions of this Subsection (b) shall not apply if distribution of the Participant's, Retirement Participant's, Former Participant's or Former Retirement Participant's interest had commenced prior to the death of the Participant, Retirement Participant, the Former Participant or Former Retirement Participant, or his spouse, as the case may be, in accordance with a form of benefit payment that satisfies Subsection (a)(iii) and payment of such interest continues to be made pursuant thereto.

         Notwithstanding anything in the Plan to the contrary, the form and timing of all distributions under the Plan will be in accordance with Treasury regulations under section 401(a)(9) of the Code, including the incidental death benefit requirements of section 401(a)(9)(G) of the Code. With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2002, the Plan will apply the minimum distribution requirements of section 401(a)(9) of the Code in accordance with the Treasury Regulations under section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final Treasury Regulations under section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service. With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2003, the Plan will apply the minimum distribution requirements of section 401(a)(9) of the Code in accordance with the final Treasury Regulations under section 401(a)(9) that were published on April 17, 2002.

                  (c) Additional Limitations. Notwithstanding anything to the contrary contained in this Section 6.5, the payment of benefits hereunder to a Participant, Retirement Participant, Former Participant or Former Retirement Participant shall commence not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:

                           (i)      his attainment of age sixty-five (65);

                           (ii) the tenth anniversary of the year in which the Participant or Retirement Participant began to participate in the Plan; or

                           (iii) the termination of the Participant's or Retirement Participant's service with the Employer or an Affiliate; provided, however, that the Participant, Retirement Participant, Former Participant or Former Retirement Participant may elect to defer the commencement of the payment of benefits hereunder until any time prior to the April 1st following the calendar year in which he attains age 70 1/2.

         6.6 Cash-Out of Benefits. Notwithstanding anything contained in this Plan to the contrary, if the value of a Participant's, Retirement Participant's, Former Participant's or Former Retirement Participant's Accounts (calculated for distributions made on or after January 1, 2002, by excluding the portion of the Participant's Accounts attributable to his Rollover Contribution Account and rollover contributions made to a plan that was merged with and into the Plan) is $5,000 or less ($3,500 prior to January 1, 1999), the Committee shall pay such benefit in a single lump sum as soon as practicable after the retirement, termination, Disability or death of the Participant, Retirement Participant, Former Participant or Former Retirement Participant, and any such distribution to the Participant, Retirement Participant, Former Participant, Former Retirement Participant or his Beneficiary, as the case may be, shall be in complete discharge of the Plan's obligation with respect to such benefit. A Participant who terminated employment prior to being entitled to a nonforfeitable interest in any of his Accounts (including his Catch-up Contribution Account and his Deferral Account), shall be deemed to have received the entire distribution of such Accounts as of his termination of employment.

         6.7 Qualified Domestic Relations Orders. If the Plan Administrator has determined that a domestic relations order that pertains to the benefits under this Plan of a Participant, Retirement Participant, Former Participant or Former Retirement Participant is a Qualified Domestic Relations Order, then the amount of benefits otherwise payable under this Plan to such Participant, Retirement Participant, Former Participant or Former Retirement Participant, or his Beneficiary, as the case may be, shall be reduced by the value of any amounts paid or payable pursuant to such Order.

                                   ARTICLE VII

                      LOANS TO PARTICIPANTS AND WITHDRAWALS

         7.1      Loans.

                  (a) General. The Committee shall be authorized to administer a loan program under the Plan, pursuant to this Section 7.1. A Participant may borrow a portion of his Accounts, not including any balance in his Retirement Account, in accordance with the following procedures, terms and conditions:

                           (i) In order to borrow any portion of his Accounts, but not including any balance in his Retirement Account, the Participant shall file a written application with the Committee and shall sign a written form, prescribed by the Committee, authorizing the Employer to deduct from such Participant's pay for each month during the term of the loan, amounts determined in accordance with such schedule of repayment as may be determined appropriate by the Committee in order to repay the principal and accrued interest due under the loan. In determining a schedule of repayment of any loan under this Plan, the Committee shall provide for substantially level amortization of such loan (with payments not less frequently than quarterly), over the term of the loan. Loan proceeds shall be distributed to the Participant as soon as administratively practicable following application.

                           (ii) The aggregate total of all outstanding loans to a Participant under this Plan shall be in an amount specified by the Participant, which amount shall not be less than $1,000 nor more than 50 percent (50%) of the nonforfeitable value of such Participant's Accounts, but not including any balance in his Retirement Account, determined on the date of the loan application; provided, however, that any loan amount, when added to the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which such loan is made, shall not exceed $50,000.

                           (iii) Any loan to a Participant under this Plan shall be made at an interest rate fixed by the Committee, determined as of the date of the loan application. The Committee shall ascertain a reasonable rate of interest each month, with respect to loans granted in the following month, that shall provide the Plan with a return commensurate with, and be determined on the basis of, the interest rates charged by commercial lending institutions for loans that would be made under similar circumstances.

                           (iv) The aggregate total of all outstanding loans to a Participant under this Plan shall be adequately secured by up to 50 percent (50%) of the non-forfeitable value of the Participant's Accounts, but not including any balance in his Retirement Account. In addition to said value of the Participant's Accounts, the Committee may require the Participant to post additional security if it believes such security is necessary or desirable in order to adequately secure the loan. If, because of a decrease in the value of the Participant's Accounts, but not including any balance in his Retirement Account, or for any other reason, the Committee believes the loan to be inadequately secured, it shall either require the Participant to post security in addition to the value of such Accounts or demand accelerated repayment of the loan. The types of security that may be required to be posted shall include, but not be limited to, certificates of deposit, stocks, short-term bonds and other short-term securities and their cash equivalents.

                           (v) Any loan to a Participant under this Plan shall contain such default provisions as may be determined appropriate by the Committee, including the provision that if an event of default occurs and is not cured within thirty (30) days, the unpaid principal and accrued interest due under the loan shall be declared immediately payable in full and may be charged back against the Participant's Accounts as a distribution at the earliest time that the Participant is entitled to receive a distribution under this Plan. A failure to make a scheduled payment, or the filing of an application for a benefit distribution (other than a hardship withdrawal pursuant to Section 7.2) under this Plan, shall constitute events of default.

                           (vi) If a Participant is absent during a period of Qualified Military Service, repayment shall be waived during such period and, upon the Participant's reemployment by an Employer within the time during which the Participant's right to reemployment is protected by applicable law, the loan payment schedule shall resume with the original maturity date of the promissory note adjusted to reflect the period of Qualified Military Service.

                           (vii) If a Participant incurs a Disability or is on an approved unpaid leave of absence, the Committee may, in its sole discretion, waive payments for up to one (1) year and re-amortize the loan and establish a new loan payment schedule pursuant to which the loan will be repaid in full by the original maturity date of the Participant's note.

                           (viii) A loan origination fee, in an amount determined by the Committee annually, will be charged to each Participant obtaining a loan and will be deducted from the loan proceeds.

                           (ix) For all loans made on or after January 1, 1999, a loan maintenance fee, in an amount determined by the Committee, will be charged to each Participant and will be deducted from such Participant's Accounts for each Plan Year during which such loan is outstanding.

                  (b) Allocation of Loans. The written instrument evidencing any loan made pursuant to this Section 7.1 shall be held by the Trustee for the benefit of the Participant to whom the loan was made and not for the Trust Fund as a whole, and the Participant's interest in Investment Funds, other than an Insurance Contract or, for loans made prior to July 1, 2002, the Common Stock Fund will be reduced by a like amount, in the same proportion that his interest in each such Investment Fund bears to the amount of the loan.

                  (c) Aggregation of Loans. For purposes of determining whether the dollar limitations of Section 7.1(a) have been met, the Committee shall take into account the unpaid principal amount of any loan(s) made to the Participant under the provisions of any employee benefit plan to which contributions have been made on his behalf by the Employer or an Affiliate.

                  (d) Number of Outstanding Loans. A Participant may have up to two (2) outstanding loans from his Accounts at any given time. If a Participant already has an outstanding loan from his Accounts, he may request a second loan, provided that (i) the request is made no sooner than six (6) months after the initial loan request and (ii) the limits described in Subsection (a) are not exceeded by the total of the two loans.

                  (e) Maximum Term of Loans. The Committee may not permit a Participant to borrow any part of the value of the Participant's Accounts, but not including any balance in his Retirement Account, pursuant to Section 7.1 unless the Participant is required, by the terms of the loan, to repay the amount borrowed within five (5) years of the date of the loan. Notwithstanding the foregoing, if the Participant borrows from his Accounts, but not including any balance in his Retirement Account, under the provisions of this Section 7.1 and the proceeds of such loan will be used by the Participant to acquire any dwelling unit that, within a reasonable period of time, is to be used as a principal residence of the Participant, then the maximum term of the loan need not be restricted to five years and the loan shall be repaid within a reasonable period of time, as fixed by the Committee in the loan papers at the time the loan is made. At the time the loan is made, the Committee shall determine whether a dwelling unit will be used as a principal residence within a reasonable period of time. If the Participant is absent due to Qualified Military Service, loan repayments shall be suspended during such absence and shall resume following the completion of the period of Qualified Military Service. Any such resumed repayments shall be made, following the period of Qualified Military Service, at least as frequently as, and in an amount not less than, the original loan payments. In the event of Qualified Military Service, the terms of the loan may be extended by a period not to exceed the original term of the loan plus the period of Qualified Military Service.

                  (f) Allocation of Payments. Each payment by the Participant to the Trustee in repayment of any outstanding loan(s) shall be allocated (i) first, to repay any amount that may have been borrowed under the terms of any Insurance Contracts allocated to the Participants Accounts if such loan was originally charged against such Insurance Contracts and (ii) second, to the portion of the Participant's Accounts invested in the Investment Funds in the same proportion as any new contributions on behalf of the Participant would be allocated between the Investment Funds.

                  (g) Repayment of Loans. A Participant may repay any outstanding principal and accrued interest due under the loan without being charged with any prepayment penalty at any time after the six month period beginning on the date that the loan was made. No penalty will apply to prepayments.

         7.2      Hardship Distribution.

                  (a) General. As of the last day of any month, a Participant shall be entitled to receive a hardship distribution from his Catch-up Contribution Account, his Deferral Account and his Rollover Contribution Account if he establishes, to the satisfaction of the Committee or as provided in Subsection (b) or Subsection (c), that (i) he has an immediate and heavy financial need and (ii) the distribution is necessary to satisfy such financial need. In no event, however, shall the amount that is distributed to a Participant exceed the lesser of the amount required to meet such financial need, as determined by the Committee, or the balance of the Participant's Deferral Account as of December 31, 1988 plus the balance of his Rollover Contribution Account, the amount of the Participant's Deferrals made after December 31, 1988 and the amount of the Participant's Catch-up Contributions (reduced by any prior distributions of such amounts). The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution. In order to make a withdrawal pursuant to this
Section 7.2, the Participant shall file with the Committee a written application, on a form acceptable to the Committee, at least thirty (30) days prior to the date on which the Participant wishes to make a withdrawal, setting forth the reasons for the withdrawal request, the amount he wishes to withdraw and such other information as the Committee may require. In administering the provisions of this Section 7.2, the Committee shall act in a uniform, non-discriminatory manner, and all Participants shall be treated similarly under similar circumstances.

                  (b) Immediate and Heavy Financial Need. For the purposes of this Section 7.2, a distribution will be deemed to be on account of an immediate and heavy financial need within the meaning of Subsection (a)(i) if it is for:

                           (i) Medical care expenses (within the meaning of Section 213(d) of the Code) previously incurred by the Participant, the Participant's spouse or the Participant's dependents or prepayment of medical care expenses necessary for such persons to obtain such care;

                           (ii) Costs directly related to the purchase (excluding mortgage payments) of the Participant's principal residence;

                           (iii) Payment of tuition, related educational fees, and room and board expenses, for the next 12 months of post-secondary education for the employee, or the employee's spouse, children, or dependents (as defined in Section 152 of the Code); or

                           (iv) Payments necessary to prevent eviction from, or foreclosure of a mortgage on, the Participant's principal residence.

                  (c) Distribution Deemed Necessary. For purposes of Subsection (a)(ii), a distribution shall be treated as necessary to satisfy an immediate and heavy financial need of a Participant, if, and only if, the Participant has obtained all distributions (other than hardship distributions) and all nontaxable loans available to him under this Plan (provided that such available loan amount equals or exceeds the financial need) and any other plan maintained by the Company or any Affiliate. Notwithstanding the preceding sentence, a Participant may satisfy Subsection (a)(ii), without obtaining all nontaxable loans available to him under the Plan, by demonstrating to the Committee that he lacks other resources that are reasonably available to satisfy his heavy and immediate financial need, provided, that the Committee determines that requiring the Participant to obtain a loan under the Plan would impair the Participant's ability to obtain additional funds from other sources that are necessary to satisfy the same financial need, or in and of itself impose an additional hardship on the Participant.

                  (d) Suspension and Limitation of Deferral Elections. A Participant who receives a hardship distribution pursuant to this Section 7.2 shall have his Deferral Elections suspended for a one year period (or, with respect to withdrawals made on or after January 1, 2002, a six month period) commencing on the date of receipt of the hardship distribution, and, for hardship withdrawals made prior to January 1, 2001, the Participant's Deferral Election for the Plan Year following the Plan Year of the hardship distribution shall be limited to the amount described in Section 402(g) of the Code as in effect for such following year, reduced by the amount of the Participant's Deferral Elections made for the Plan Year of the hardship distribution prior to the beginning of the one year suspension.

                  (e) Members of Reserve Units. A Participant, who is a member of a reserve unit of the armed forces of the United States that is called to active duty, shall not be subject to the loan requirements deemed necessary to meet the requirements of Subsection (c) in order to receive a hardship distribution from the Plan.

                                  ARTICLE VIII

                        COMMITTEE AND PLAN ADMINISTRATOR

         8.1 Committee - Authority. The Administrative Committee (the "Committee") shall have the authority to control and manage the operation and administration of this Plan (other than the authority to manage and control the assets of the Plan), except to the extent such powers have been allocated to the Trustee or a Plan Administrator, or delegated to any other person pursuant to the Plan or the Trust. The Committee and the Plan Administrator shall be "named fiduciaries" within the meaning of Section 402 of ERISA.

         8.2 Appointment. The Committee shall consist of at least 3 persons, all of whom shall be appointed by the Board of Directors, to serve at its pleasure. The members may, but need not be, officers or directors of the Company. If, at any time, there shall be fewer than 3 members, the Board of Directors shall appoint one or more new members so that there are at least 3 members. The appointment of a Committee member shall become effective upon delivery of his acceptance in writing of such appointment to the Company and to each other Committee member, if any, then acting under this Plan.

         8.3 Death, Resignation or Removal of Committee Member. A Committee member shall cease to be such upon his death, resignation, removal by the Board of Directors or being declared legally incompetent. Any Committee member may resign by notice in writing mailed or delivered to the Company and to the remaining member or members. Any one or all of the Committee members may be removed by the Board of Directors by delivery to the affected member or members, with copies to the other members then acting, of an instrument executed by the Company evidencing the action taken by the Board of Directors to remove such member or members.

         8.4 Written Notice of Appointment, Resignation or Removal. A copy of any instrument evidencing the acceptance of appointment, resignation or removal of a Committee member shall be filed with the records of this Plan and shall be deemed a part of this Plan.

         8.5 Action By Committee. Any and all acts may be taken and decisions may be made hereunder by a majority of the Committee members then acting. The Committee may make any decision or take any action at a meeting duly called and held, or by written documents signed by the minimum number of Committee members empowered to take action or make decisions at that time, as hereinabove provided. The members may delegate to each or any of their number authority to perform ministerial acts or to sign documents on behalf of the Committee, and a document so signed shall be conclusively presumed to be the action of the Committee.

         8.6 Employment of Agents. The Committee may enlist the services of such agents, representatives and advisers as they may deem advisable to assist them in the performance of their duties under this Plan, including, but not by way of limitation, custodial agents for the Trust Fund and attorneys and accountants.

         8.7 No Committee Member Compensation. The Committee members shall serve without compensation, as such, but the reasonable expenses incurred by the Committee, including reasonable fees and expenses of custodial agents, attorneys, accountants and other advisers, shall be paid from the Trust Fund; provided, however, that the Company may, in its own discretion, pay all or part of such expenses.

         8.8 Committee Powers. The Committee shall have the specific powers elsewhere herein granted to it and shall have such other powers as may be necessary in order to enable it to discharge its responsibilities with respect to this Plan, including, but not by way of limitation, the sole discretionary authority to do the following:

                  (a) To interpret and construe this Plan and to determine all questions arising under this Plan, other than those specifically reserved elsewhere herein for determination by the Company or the Plan Administrator, and to correct any defect or supply any omission or reconcile any inconsistency in this Plan in such manner and to such extent as they shall deem expedient to effectuate the purposes and intent of this Plan;

                  (b) To determine all questions of eligibility and status and rights of Participants, Retirement Participants and others under this Plan, either directly or on appeal. The Committee shall have the exclusive discretionary authority to determine eligibility for benefits under the Plan, to construe the terms of the Plan, to make factual determinations and to determine any question that may arise in connection with the operation or the administration of the Plan. The actions and the decisions of the Committee shall be conclusive and binding upon the Employer and any and all Participants, Retirement Participants, Former Participants, Former Retirement Participants, spouses, Beneficiaries, Alternate Payees and their respective heirs, distributees, executors, administrators, or assignees; subject, however, to the right of Participants, Former Participants, Retirement Participants, Former Retirement Participants spouses, Beneficiaries, Alternate Payees and their respective heirs, distributees, executors, administrators, or assignees to file a written claim under the claims procedure as set forth in Section 8.9;

                  (c) To authorize and make, or cause to be made, payment of all benefits and expenses that become payable under this Plan;

                  (d) To adopt and to amend from time to time such by-laws and rules and regulations as they shall deem necessary for the administration of this Plan, which are not inconsistent with the terms and provisions of this Plan; and

                  (e) To establish reasonable procedures to determine whether a domestic relations order is a Qualified Domestic Relations Order and for payments to be made pursuant to such Order. Any payment made by the Committee pursuant to a Qualified Domestic Relations Order shall reduce, by a like amount, the amount otherwise payable under the Plan to the Participant, Retirement Participant, Former Participant or Former Retirement Participant to whom such Order relates or his Beneficiary, as the case may be.

         8.9 Claim for Benefits. A Participant, Former Participant, Alternate Payee or Beneficiary ("Claimant") shall file a claim for benefits with the Committee at the time and in the manner prescribed by it. The Committee shall provide adequate notice in writing to any Claimant whose claim for benefits under the Plan has been denied. Such notice must be sent within 90 days of the date the claim is received by the Committee, unless special circumstances warrant an extension of time for processing the claim. Such extension shall not exceed 90 days and no extension shall be allowed unless, within the initial 90 day period, the Claimant is sent a notice of extension indicating the special circumstances requiring the extension and specifying a date by which the Committee expects to render its final decision. The Committee's notice of denial to the Claimant shall set forth:

                  (a)      The specific reason or reasons for the denial;

                  (b) Specific references to pertinent Plan provisions on which the Committee based its denial;

                  (c) A description of any additional material and information needed for the Claimant to perfect his claim and an explanation of why the material or information is needed;

                  (d)      A statement that the Claimant may:

                           (i) Request a review upon written application to the Committee;

                           (ii)     Review pertinent Plan documents; and

                           (iii)    Submit issues and comments in writing;

                  (e) The name and address of the Committee's delegate to whom the Claimant may forward his appeal; and

                  (f) The procedure for the appeal of such denial and the time limits applicable for such procedure, including a statement of the Claimant's right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on appeal.

         The Committee's notice must further advise the Claimant that his failure to appeal the action to the Committee in writing within the 60-day period will render the Committee's determination final, binding, and conclusive. Any appeal that the Claimant wishes to make from the adverse determination must be made, in writing, to the Committee, within 60 days after receipt of the Committee's notice of denial of benefits. The Claimant or the Claimant's authorized representative may examine the Plan and obtain, upon request and without charge, copies of all information relevant to the Claimant's appeal. If the Claimant should appeal to the Committee, he or his duly authorized representative may submit, in writing, whatever issues and comments he or his duly authorized representative feel are pertinent. The Committee shall re-examine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Committee shall advise the Claimant, in writing, of its decision on his appeal. Such communication shall be written in a manner calculated to be understood by the Claimant and shall include the specific reasons for the decision, specific references to the Plan provisions on which the decision is based, the Claimant's rights to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits, and the Claimant's right to bring a civil action under Section 502(a) of ERISA. The notice of the decision shall be given within 60 days of the Claimant's written request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the 60-day period unfeasible, but in no event shall the Committee render a decision on an appeal from the denial of a claim for benefits later than 120 days after receipt of a request for review. If an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the Claimant prior to the date the extension period commences.

         8.10 Liability for Contributions. The Committee shall not be responsible for the determination or collection of any contributions that may be or become payable under this Plan.

         8.11 Plan Administrator. The Board of Directors may designate in writing the Committee, or a person, who may but need not be a Committee member, or a corporation that may but need not be the Company, to act as the Plan Administrator hereunder. The appointment of a Plan Administrator shall be effective upon delivery of written acceptance of such appointment to the Company and the Committee. The Board of Directors may from time to time revoke such designation by notice in writing mailed or delivered to the Plan Administrator, and the Plan Administrator may resign by notice in writing mailed or delivered to the Company. Any designation, acceptance, resignation or removal of the Plan Administrator shall be deemed a part of this Plan. The Company shall be the Plan Administrator unless a Plan Administrator has been appointed pursuant to this
Section 8.11. The Plan Administrator shall have those responsibilities assigned to the "plan administrator" by ERISA, the Code, any other applicable law, any regulations issued pursuant to any of the foregoing, and the provisions of this Plan.

         8.12 Compensation and Expenses of Plan Administrator. Unless the Plan Administrator is a firm or corporation, the Plan Administrator shall serve without compensation; provided, however, that the reasonable expenses incurred by the Plan Administrator hereunder shall be paid from the Trust Fund except to the extent that the Company, in its own discretion, pays all or part of such expenses. If the Plan Administrator is a firm or corporation, its compensation shall be determined by written agreement between it and the Company and shall be paid from the Trust Fund unless the Company, in its own discretion, pays all or part of such compensation. If the Company is the Plan Administrator, it shall serve without compensation and shall bear its own expenses.

         8.13 Allocation of Duties. The Committee and the Plan Administrator may further allocate their fiduciary responsibilities with respect to this Plan among themselves, and may designate one or more other persons, firms or corporations to carry out such fiduciary responsibilities under this Plan. Any allocation or designation pursuant to this Section 8.13 shall be in writing and shall constitute a part of this Plan.

         8.14 Participation of Committee Members and Plan Administrator. Nothing contained in this Plan shall preclude a Committee member or Plan Administrator from becoming a Participant or a Retirement Participant in this Plan, if he be otherwise eligible, but he shall not be entitled to vote or to act upon or to sign any document relating to his own participation in this Plan.

         8.15 Books and Records. The Committee shall maintain appropriate records of all actions taken. The Committee and the Plan Administrator shall submit, make available or deliver on request to governmental agencies or instrumentalities, the Company and other Employers, Participants, Former Participants, Retirement Participants, Former Retirement

Participants, Beneficiaries and other persons entitled thereto, such reports, documents or records as may be required by law, or as they may otherwise deem appropriate. The Company may, at any time, inspect the records of the Committee and the Plan Administrator.

         8.16 Fiduciary Standard. The Committee and the Plan Administrator shall exercise their powers in accordance with rules applicable alike to all similar cases, and they shall discharge all their powers and duties hereunder in accordance with the terms of this Plan, solely in the interests of Participants, Retirement Participants, Former Participants, Former Retirement Participants and Beneficiaries, and for the exclusive purpose of providing benefits to such persons, with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims.

         8.17 Indemnification. To the extent permitted by law, the Company shall indemnify and save each Committee Member, each former Committee Member, the Plan Administrator and each former Plan Administrator if, while serving as such, he is or was an Employee (each such person being herein called an "Indemnitee"), and their respective heirs and legal representatives, harmless from and against any loss, cost or expense including reasonable attorney's fees (collectively, "liability") that any such person may incur individually, jointly, or jointly and severally, arising out of or in connection with the administration of this Plan, including, without limitation of the foregoing, any liability that may arise out of or in connection with the management and control of the Trust Fund, unless such liability is determined to be due to willful breach of the Indemnitee's responsibilities under this Plan, under ERISA, or other applicable law.

                                   ARTICLE IX

                            INVESTMENT OF PLAN ASSETS

         9.1 Contributions Held in Trust. All contributions under this Plan shall be paid to the Trustee. The Trustee shall have the exclusive authority and discretion to accept such sums of money and such other property as shall from time to time be paid or delivered to it pursuant to this Plan and, except to the extent provided in Sections 9.2 and 9.3, to hold, invest, reinvest and distribute the Trust Fund in accordance with the provisions of this Plan and the Trust.

         9.2 Investment Funds. The Trust Fund shall consist of separate Investment Funds selected by the Committee. The Committee may, in its discretion, establish additional funds and may terminate any fund from time to time. The Investment Funds may include, but shall not be limited to, collective or commingled trust funds maintained by the Trustee or another bank or trust company acceptable to the Trustee or investment companies regulated under the Investment Company Act of 1940. The Investment Funds may, in whole or in part, be invested in any common, collective, or commingled trust fund maintained by the Trustee or another bank or trust company acceptable to the Trustee, that is invested principally in property of the kind specified for that particular Investment Fund and that is maintained for the investment of the assets of plans and trusts that are qualified under the provision of Section 401(a) of the Code and exempt from Federal taxation under provisions of Section 501(a) of the Code, and during such period of time as an investment through any such medium exists the declaration of trust of such trust shall constitute a part of the Trust. The Plan is intended to be a plan described in Section 404(c) of ERISA and Title 29 of the Code of Federal Regulations Section 2550.404c-1.

         9.3 Investment of Contributions. Each Participant, Retirement Participant, Former Participant or Former Retirement Participant shall direct that his contributions be paid into and invested, in whole percentages, in any one or more of the Investment Funds, provided that the sum of such percentages does not exceed 100 percent (100%). In the event that a Participant or Retirement Participant elected prior to July 1, 1987 to invest part of his contributions in an Insurance Contract, the amount to be invested in accordance with the preceding sentence shall first be reduced by the dollar amount of his contributions to the Insurance Contract. Notwithstanding the foregoing, a Participant or Retirement Participant may not elect to have more than 25 percent (25%) of any future contributions made to the Plan on his behalf, which are not invested in Insurance Contracts, invested in the Common Stock Fund. At the time the Participant or Retirement Participant elects to make contributions to the Plan, he shall file an election with the Committee specifying the investment vehicle or vehicles in which his contributions will be invested.

         9.4 Changes in Investment Elections. A Participant, Retirement Participant, Former Participant or Former Retirement Participant who has elected to have all or part of his Accounts invested in any vehicle maintained in the Investment Fund, other than an Insurance Contract, can change his election on a daily basis and elect to have his Accounts or any future contributions made to the Plan on his behalf that are not invested in an Insurance Contract, invested in any of the available Investment Funds, with such investment changes to be completed as soon as administratively practicable following the request. Notwithstanding the foregoing, a Participant or Retirement Participant may not elect to have amounts transferred from any Investment Fund to the AMETEK Common Stock Fund in an amount that would cause the value of his Accounts allocated to the AMETEK Common Stock Fund to exceed 25 percent (25%) of the value of his Accounts allocated to all of the Investment Funds (except for those amounts that are invested in an Insurance Contract.) A Participant or Retirement Participant may elect to change the portion of each Account invested in an Insurance Contract and have such amounts invested in either of the investment vehicles maintained in the Investment Fund, within the limits specified in this Section 9.4, only at the times and to the extent permitted in the Insurance Contract. If a Participant does not elect to have all or part of his Accounts invested in an Insurance Contract at the time he becomes a Participant in the Plan, he may subsequently elect to have all or part of his Accounts invested in an Insurance Contract, but only if the insured party satisfies the insurance carrier's requirements for coverage. Whenever amounts have to be transferred because of a change in the Participant's election, the Trustee or the Investment Manager, as the case may be, shall make such transfer as soon as is practicable. Notwithstanding any other provision of the Plan, a Participant may not make an initial election on or after July 1, 1987 to have any part of his Accounts invested in an Insurance Contract. If any Employee makes a Rollover Contribution to the Plan of the distribution of his benefit under the AMETEK, Inc. Employee Stock Ownership Plan in connection with the termination and liquidation thereof, then, notwithstanding any other provision of this Section 9.4, the 25 percent (25%) limitations applicable to contributions and allocations of amounts to be invested in the Common Stock Fund shall be waived to such extent as may be necessary to enable the entire amount of any such Rollover Contribution to be invested in, and remain allocable to, the Common Stock Fund.

         9.5 Insurance Contract. At the time he elects to participate in the Plan, the Participant may elect to have all or part of each of his Accounts invested in one or more Insurance Contracts, including, but not limited to, universal life insurance policies issued by a licensed insurance carrier. The premiums for such Insurance Contracts shall be paid from the amounts then allocated to the Participant's Accounts, as designated by the Participant, from future contributions made on behalf of the Participant and from any amounts paid with respect to the Insurance Contract. In the event that such amounts are insufficient to pay any premiums due on the Insurance Contract, the Committee shall notify the Participant and the Insurance Contract shall be surrendered to the insurance company and the proceeds shall be invested in either the Fixed Income Fund, the Equity Fund or the Common Stock Fund as the Participant so elects within the limitations specified in this Section 9.5, after being notified by the Committee that the Insurance Contract has been surrendered. Alternatively, the Participant may elect to have the Trustee pay the premiums on such Insurance Contract from the portion of the Participant's Accounts invested in the Fixed Income Fund or the Equity Fund or the Common Stock Fund.

         Notwithstanding the preceding, in the case of each Participant, (i) the aggregate premiums paid for term life insurance under any Insurance Contract may not exceed 25 percent (25%), nor may the aggregate premiums paid for whole life insurance under any Insurance Contract exceed 50 percent (50%) of the aggregate contributions allocated to the Participant's Catch-up Contribution Account, his Deferral Account and his Employer Matching Contribution Account plus the amounts allocated to his Rollover Contribution Account, if any, at any particular time; and (ii) the Trustee, either on or before the Participant's termination of employment with the Employer, shall either convert the entire value of an Insurance Contract into cash or an annuity or distribute the Insurance Contract to the Participant, provided such contract is nontransferable.

         9.6 Common Stock Fund. The Trustee shall invest and reinvest the assets of the Common Stock Fund in the common stock of the Company, par value $1.00 (the "Common Stock"). Any dividends paid with respect to the Common Stock shall be reinvested in additional shares. Shares of Common Stock may be acquired from the Company, from other shareholders or on the open market; provided, however, that in no event shall the Trustee pay more than fair market value for the Common Stock. Notwithstanding any provision of the Plan or the Trust to the contrary, on all corporate matters requiring shareholder approval, each Participant, Former Participant, Retirement Participant or Former Retirement Participant who has elected to invest part of his Accounts in the Common Stock Fund shall have the right to direct the Trustee how to vote any Common Stock allocated to his Accounts. Prior to the holding of any special or annual meeting of the Company's shareholders, the Committee shall distribute to each Participant, Former Participant, Retirement Participant or Former Retirement Participant all proxy materials and a proxy form of ballot on which the Participant, Former Participant, Retirement Participant or Former Retirement Participant can direct the Trustee as to the voting of shares of Common Stock allocated to his Accounts. Any and all fractional shares of Common Stock allocated to the Participant's, Former Participant's, Retirement Participant's or Former Retirement Participant's Accounts shall be combined with other fractional shares of other Participants, Former Participants, Retirement Participants or Former Retirement Participants and shall be voted, to the extent possible, to reflect the direction of Participants, Former Participants, Retirement Participants or Former Retirement Participants holding such fractional shares. Shares of Common Stock for which no instructions are received shall be voted, for or against, by the Trustee in the same proportion as the shares for which the Trustee has received instructions from the Participant, Former Participant, Retirement Participant or Former Retirement Participant.

         9.7 Appointment of Investment Manager. The Board of Directors may, from time to time, appoint one or more Investment Managers to manage, invest and reinvest the Trust Fund, or such part or parts of the Trust Fund as is specified in such appointment. Any appointment made pursuant to this Section 9.7 may be revoked or modified by the Board of Directors at any time and a new appointment made hereunder.

                                    ARTICLE X

                  AMENDMENT, TERMINATION OR TRANSFER OF ASSETS

         10.1 Amendment or Termination. The Board of Directors, at a regular meeting or by unanimous written consent, may amend, terminate or suspend this Plan at any time or from time to time by an instrument in writing duly executed in the name of the Company and delivered to the Committee; provided, however, that

                  (a) No amendment shall provide for the use of the assets of this Plan or any part thereof other than for the exclusive benefit of Participants, Retirement Participants, Former Participants, Former Retirement Participants and Beneficiaries;

                  (b) The Committee may amend the Plan, without action or approval by the Board of Directors, to modify the maximum percentage of Compensation that may be deferred by Highly Compensated Employees under Section 4.1(b);

                  (c) No amendment shall deprive any Participant, Former Participant, Retirement Participant, Former Retirement Participant or Beneficiary of any of the benefits that are vested in him or to which he is entitled under this Plan by reason of the prior Years of Service, death, Disability or termination of employment of such Participant, Retirement Participant, Former Participant or Former Retirement Participant; and

                  (d) Without limiting the generality of the foregoing and notwithstanding anything to the contrary in this Plan contained, this Plan may be amended at any time and from time to time in any respect so as to qualify this Plan as exempt pursuant to Sections 401 and 501(a) of the Code and like provisions of subsequent Revenue Acts, and to comply with the provisions of ERISA, regardless of whether any such amendment may change, alter or amend the relative benefits under this Plan of any Participant, Retirement Participant, Former Participant, Former Retirement Participant or Beneficiary.

         10.2 Termination of Plan. This Plan shall cease and come to an end, although the Trust Fund shall continue to be held by the Trustee for distribution in accordance with Section 10.3, if and when

                  (a) It is declared terminated in a writing executed in the name of the Company and delivered to the Trustees; or

                  (b) The Company is dissolved or liquidated or disposes of substantially all of its assets without provision for continuation of this Plan by any successor person, firm or corporation.

         10.3 Distribution of Assets. Upon termination of this Plan, or complete discontinuance of contributions to this Plan, the proportionate interest of each Participant or Retirement Participant in the Trust Fund shall become nonforfeitable. Upon partial termination of this Plan the nonforfeitable rights shall be applicable only to the portion of this Plan that is terminated and only to those Participants or Retirement Participants affected by the partial termination. Except as otherwise provided by ERISA, there shall first be set aside amounts due to Former

Participants or Former Retirement Participants that were not previously paid pursuant to the provisions of Article VI, and the amount to which any such Former Participants or Former Retirement Participants is entitled as hereinabove provided shall be paid to him or his duly designated Beneficiary, as the case may be. The proportionate interest of each Participant or Retirement Participant in the remaining assets of the Trust Fund shall then be determined in accordance with Sections 5.2 and 5.3 except that the value of such proportionate interest shall be determined as of the date of termination of this Plan. There shall be paid to each Participant, Retirement Participant or his duly designated Beneficiary, as the case may be, the benefit thus determined pursuant to this
Section 10.3, plus his proportionate share of any earnings thereon, or less his proportionate share of any losses thereon, if applicable. Provision for the payment of benefits pursuant to this Section 10.3 may be made at the direction of the Company, by continuing the Trust Fund in existence and making provision therefrom for benefit distributions in accordance with the terms of this Plan, by immediate and full distribution from the Trust Fund of Participants' or Retirement Participants' Accounts, or by any combination thereof. Notwithstanding the foregoing provisions of this Section 10.3, following the termination of the Plan, a distribution of a Participant's Deferral Election Account shall not occur if the Employer establishes or maintains a successor plan (as defined under Code Section 401(k) and the corresponding Treasury regulations).

         10.4     Affiliates.

                  (a) Adoption by Affiliates. Any affiliate may, subject to the approval of the Company, adopt and become a party to this Plan by resolution of its Board of Directors, certified copies of which shall be delivered to the Company, the Committee, the Trustee and the Plan Administrator. The effective date of any such adoption shall be the first day of a calendar month as is fixed in the resolution of adoption.

                  (b) Withdrawal by Affiliate. Any one or more of the Employers shall be entitled to withdraw from this Plan without the consent or approval of any one or more of the remaining Employers. Any Employer shall be deemed to have withdrawn from this Plan in the event it loses its corporate or other legal existence by dissolution or merger. In the event of such withdrawal from this Plan of an Employer while this Plan continues for any one or more of the other Employers, if the obligations hereunder of the withdrawing Employer are not assumed by any one or more of the remaining Employers, it shall be deemed that this Plan has been terminated with respect to such withdrawing Employer and in such event the Committee or the Trustee, as the case may be, shall perform the acts set forth in Section 10.3 with respect to the part of the Trust Fund representing the Accounts of the Participants, Retirement Participants, Former Participants or Former Retirement Participants employed by the withdrawing Employer; provided, however, that if any Participant of a withdrawing Employer is immediately employed by any other Employer then he shall continue as a Participant or Retirement Participant under this Plan.

         10.5 Amendment to Vesting Schedule. If any amendment changes the method for determining the nonforfeitable percentage of the value of a Participant's or Retirement Participant Accounts, the Committee shall give written notice thereof, within sixty (60) days of the later of the date on which such amendment was adopted or became effective, to each Participant or Retirement Participant who has completed three or more Years of Service prior to the sixtieth day following the later of (i) the date he receives notice of such amendment, (ii) the date the amendment is adopted, or (iii) the date the amendment becomes effective. Such Participant or Retirement Participant may elect to have his nonforfeitable percentage determined without regard to the amendment by filing a written request with the Committee within sixty (60) days of the later of the dates specified in clauses (i), (ii) and (iii) of this Section 10.5. Such election shall be irrevocable.

         10.6 Merger of Plan. This Plan shall not be merged or consolidated with, nor shall any assets or liabilities be transferred to, any other plan, unless the benefits payable to each Participant, Retirement Participant, Former Participant, Former Retirement Participant and Beneficiary, if the transferee plan were terminated immediately after such action, would be equal to or greater than the benefits to which he would have been entitled if this Plan had been terminated immediately before such action.

                                   ARTICLE XI

                                 TOP HEAVY PLANS

         11.1 Definitions. For purposes of this Article XI, the following definitions shall apply unless the context clearly indicates otherwise:

                  (a) "Aggregation Group" shall mean a group of plans consisting of all plans of the Company or any Affiliate in which one or more Key Employees are participants, including any frozen or terminated plan that was maintained during the five-year period (effective January 1, 2002, the one-year period) ending on the Determination Date, and all other plans maintained by the Company or any Affiliate that enable any plan in which a Key Employee is a participant to comply with the coverage and nondiscrimination requirements of Sections 401(a)(4) or 410 of the Code; and all plans of the Company or an Affiliate that the Company designates as part of the Aggregation Group, provided the resulting Aggregation Group meets the coverage and nondiscrimination requirements of Sections 401(a)(4) and 410 of the Code.

                  (b) "Determination Date" shall mean the last day of the preceding Plan Year, and in the case of the first Plan Year, the last day of such Plan Year.

                  (c)      "Five Percent Owner" shall mean:

                           (i) any person who owns, or is considered as owning, within the meaning of Section 318 of the Code, as modified by Section 416 thereof, more than 5 percent (5%) of the outstanding stock of the Company or any Affiliate or more than 5 percent (5%) of the total combined voting power of all of the stock of the Company or any Affiliate; or

                           (ii) if the Affiliate is not a corporation, any person who owns, or is considered as owning, within the meaning of Section 416 of the Code, more than 5 percent (5%) of the capital or profits of the Affiliate.

         For purposes of this Subsection (c), the Company and each Affiliate shall not be treated as a single employer, and a person's ownership interest in the Company or any such Affiliate shall not be aggregated.

                  (d) "Key Employee" shall mean any individual who is, or was at any time during the Plan Year ending with the Determination Date or any of the four preceding Plan Years (or, effective January 1, 2002, during the Plan
Year):

                           (i) an Officer, but only if the individual's Total Compensation exceeds (A) 50 percent (50%) of the dollar limit set forth in Section 415(b)(1)(A) of the Code, multiplied by the Adjustment Factor, for a Plan Year beginning before January 1, 2002, or (B) the dollar amount in effect under Section 416(i)(1)(A)(i) of the Code for a Plan Year beginning after December 31, 2001;

                           (ii) for periods prior to January 1, 2002, a Top Ten Owner, but only if the individual's Total Compensation exceeds the dollar limit set forth in Section 415(c)(1)(A) of the Code, as adjusted for increases in the cost-of-living;

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

                           (iii)    a Five Percent Owner;

                           (iv) a One Percent Owner whose Total Compensation exceeds $150,000; or

                           (v) the Beneficiary of any individual described in clauses (i) through (iv) of this Subsection (d).

                  (e) "Key Employee Ratio" shall mean the ratio (expressed as a percentage) for any Plan Year, calculated as of the Determination Date with respect to such Plan Year, determined by dividing the amount described in paragraph (i) hereof by the amount described in paragraph (ii) hereof, after deduction from both such amounts of the amount described in paragraph (iii) hereof.

                           (i) The amount described in this paragraph (i) is the sum of (A) the aggregate of the present value of all accrued benefits of Key Employees under all qualified defined benefit plans included in the Aggregation Group, (B) the aggregate of the balances in all of the accounts standing to the credit of Key Employees under all qualified defined contribution plans included in the Aggregation Group, and (C) either (i) prior to January 1, 2002, the aggregate amount distributed from all plans in such Aggregation Group to or on behalf of any Key Employee during the period of five (5) Plan Years ending on the Determination Date or (ii) effective January 1, 2002, the sum of the amount of any in-service distributions during the period of five (5) Plan Years ending on the Determination Date, and the amount of any other distributions during the one-year period ending on the Determination Date, to or on behalf of any Key Employee from all plans in the Aggregation Group.

                           (ii) The amount described in this paragraph (ii) is the sum of (A) the aggregate of the present value of all accrued benefits of all Participants under all qualified defined benefit plans included in the Aggregation Group, (B) the aggregate of the balances in all of the accounts standing to the credit of all Participants under all qualified defined contribution plans included in the Aggregation Group, and (C) either (i) prior to January 1, 2002, the aggregate amount distributed from all plans in such Aggregation Group to or on behalf of any Participant during the period of five (5) Plan Years ending on the Determination Date or (ii) effective January 1, 2002, the sum of the amount of any in-service distributions during the period of five (5) Plan Years ending on the Determination Date, and the amount of any other distributions during the one-year period ending on the Determination Date, to or on behalf of any Participant from all plans in the Aggregation Group.

                           (iii) The amount described in this paragraph (iii) is the sum of (A) all rollover contributions (or similar transfers) to plans included in the Aggregation Group initiated by an Employee from a plan sponsored by an employer that is not the Employer or an Affiliate, (B) any amount that would have been included under paragraph (1) or (2) hereof with respect to any person who has not rendered service to any Employer at any time during the five-year-period (or, effective January 1, 2002, the one-year period) ending on the Determination Date, and (C) any amount that is included in paragraph (2) hereof for, on behalf of, or on account of, a person who is a Non-Key Employee as to the Plan Year of reference but who was a Key Employee as to any earlier Plan Year.

                           (iv) the aggregate of the present value of all accrued benefits under all qualified defined benefit plans included in the Aggregation Group is determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date except as provided in Section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan.

                           (v) the aggregate of the balances in all of the accounts under all qualified defined contribution plans included in the Aggregation Group is determined as of the most recent Valuation Date occurring within a 12-month period ending on the Determination Date.

         The present value of accrued benefits under any defined benefit plan will be determined under the method used for accrual purposes for all plans maintained by the Employer and all Affiliated Companies if a single method is used by all such plans, or otherwise, the slowest accrual method permitted under section 411(b)(1)(C) of the Code.

                  (f) "Non-Key Employee" shall mean each individual who is an employee of the Company or an Affiliate but who is not a Key Employee.

                  (g) "Officer" shall mean an individual who is an executive in the regular and continued service of the Company or an Affiliate; provided, however, that the number of employees who are considered Officers for purposes of this Section 11.1 shall not exceed:

                           (i) three (3), if the number of employees of the Company and Affiliates does not exceed thirty (30);

                           (ii) 10 percent (10%) of the number of employees of the Company and Affiliates, if the number of employees is more than thirty (30) but less than 500; and

                           (iii) fifty (50), if the number of employees of the Company and Affiliates is 500 or more.

         If the number of Officers exceeds the limits set forth in this Subsection (f), then the Officers having the highest annual Total Compensation among all Officers, during the Plan Year ending with the Determination Date and the four preceding Plan Years, shall be considered Key Employees.

                  (h) "One Percent Owner" shall have the same meaning as Five Percent Owner, except that "1 percent (1%)" shall be substituted for "5 percent (5%)", wherever the latter term appears in Subsection (c).

                  (i) "Super Top-Heavy Plan" shall have the same meaning as "Top-Heavy Plan," except that "90 percent (90%)" shall be substituted for "60 percent (60%)" wherever the latter term appears in Subsection (j).

                  (j) "Top-Heavy Plan." This Plan shall be considered a Top-Heavy Plan for any Plan Year, if, as of the Determination Date:

                           (i) The Plan is not part of an Aggregation Group and the Key Employee Ratio, determined by substituting the "Plan" for the "Aggregation Group" each place it appears in
                  Section 11.1(e), exceeds sixty percent (60%), or

                           (ii) The Plan is part of an Aggregation Group, and the Key Employee Ratio of such Aggregation Group exceeds sixty percent (60%).

                  (k) "Top Ten Owner" shall mean one of the ten employees owning, or considered as owning, within the meaning of Section 318 of the Code, the greatest interest in the Company or an Affiliate, but only if such employee owns at least a 0.5 percent (0.5%) interest in the Company or the Affiliate. For purposes of this Subsection (k), if two employees have the same ownership interest in the Company or the Affiliate, the employee with the greater Total Compensation shall be considered as owning the larger interest in the Company or the Affiliate.

                  (l) "Total Compensation" shall mean the Employee's 'compensation' as defined in Subsection 5.5(f).

         11.2 Minimum Contributions. For each Plan Year during which the Plan is a Top Heavy Plan, the amount of Employer Contributions allocated to the Matching Contribution Account of each Non-Key Employee who has satisfied the eligibility requirements of Article II (other than the employee acceptance requirements of Section 2.5) and who is still in the service of the Employer as of the last day of the Plan Year, shall be an amount at least equal to the lesser of:

                  (a) 3% of the Non-Key Employee's Total Compensation for the Plan Year; or

                  (b) a percentage that is equal to the highest percentage of Total Compensation contributed by the Employer on behalf of any Key Employee for such Plan Year (including amounts allocated to the Deferral Account of such Key Employee under Section 4.1(c)).

         For the purposes of determining whether or not the provisions of this Section have been satisfied, (a) the minimum contribution allocated to Non-Key Employees for the Plan Year shall be determined without regard to elective deferrals under all plans in the Aggregation Group, (b) the highest percentage of Total Compensation contributed by the Employer on behalf of any Key Employee for the Plan Year shall be determined by including elective deferrals under all plans in the Aggregation Group, (c) contributions or benefits under chapter 2 of the Code (relating to tax on self-employment income), chapter 21 of the Code (relating to Federal Insurance Contributions Act), title II of the Social Security Act, or any other Federal or state law are disregarded; (d) all defined contribution plans in the Aggregation Group shall be treated as a single plan; and (e) employer matching contributions made with respect to periods beginning before January 1, 2002 shall be disregarded.

         11.3 Coordination with Defined Benefit Plan. In the event that a Non-Key Employee who is entitled to receive a contribution under Section 11.2 is also entitled to receive a minimum benefit pursuant to Section 416 of the Code under a defined benefit pension plan maintained by the Employer, and the Non-Key Employee does not accrue a benefit under such defined benefit pension plan that, together with the Non-Key Employee's minimum contribution provided under Section
11.2 hereof, satisfies the requirements of Section 416 of the Code, the amount of Employer Matching Contributions allocated to the Employer Matching Contribution Account of such Non-Key Employee shall equal the lesser of:

                  (a) 5 percent (5%) of the Non-Key Employee's Total Compensation for the Plan Year; or

                  (b) the percentage necessary in order that the Non-Key Employee receive the minimum combined benefits under this Plan and such benefit pension plan to which he is entitled under Section 416 of the Code.

                                   ARTICLE XII

                                  MISCELLANEOUS

         12.1 No Rights Implied. Nothing herein contained shall be deemed to give any Participant, Retirement Participant, Former Participant, Former Retirement Participant or Beneficiary an interest in any specific property of this Plan or of the Trust Fund or any interest other than his right to receive payment in accordance with the provisions of this Plan.

         12.2 Assignment and Alienation. The interest in this Plan of a Participant, Retirement Participant, Former Participant, Former Retirement Participant or Beneficiary shall not be subject to assignment or transfer or otherwise be alienable either by voluntary or involuntary act of such person, or by operation of law, nor shall it be subject to attachment, execution, garnishment, sequestration or other seizure under any legal, equitable or other process other than pursuant to the terms of a Qualified Domestic Relations Order (pursuant to Section 6.7), in satisfaction of a federal tax levy or in accordance with certain judgments and settlements as set forth in Section 401(a)(13)(C) of the Code. If any Participant, Retirement Participant, Former Participant, Former Retirement Participant or Beneficiary shall attempt to or shall alienate, sell, transfer, pledge or otherwise encumber any amount to which he is or might become entitled, or if by reason of the bankruptcy or insolvency of any such person or the issuance of any garnishment, writ of execution or other court process, or other event happening at any time, any amount otherwise payable hereunder to such person should devolve upon anyone else or would not be enjoyed by him, the Committee, in its absolute discretion, may terminate such interest and may hold or apply it to or for the benefit of such Participant, Retirement Participant, Former Participant, Former Retirement Participant or Beneficiary, or as the case may be, the spouse, children or other dependents of such person, in such manner as the Committee may deem proper.

         12.3 No Diversion of Trust Assets. Anything contained in this Plan to the contrary notwithstanding, it shall be impossible at any time for any part of the corpus or income of the Trust Fund or of any segregated share of the assets of this Plan to be used for or diverted to purposes other than for the exclusive benefit of Participants, Retirement Participants. Former Participants, Former Retirement Participants or Beneficiaries, and no part thereof shall ever revert to the Company or any of the Employers.

         12.4 Exclusive Benefit. This Plan is created for the exclusive benefit of Participants, Retirement Participants, Former Participants, Former Retirement Participants and Beneficiaries and shall be interpreted in a manner consistent with its being an employees' trust as defined in Section 401 of the Code.

         12.5 No Employment Contract. This Plan shall not be construed as creating any contract of employment between the Employer and any Employee; and the Employer shall have the same control over its employees as though this Plan had never been executed.

         12.6 Fiduciaries. Any person or group of persons may serve in more than one fiduciary capacity with respect to this Plan.

         12.7 Incapacity. In the event that the Committee finds that any Participant, Retirement Participant, Former Participant, Former Retirement Participant or Beneficiary is unable to care for his affairs due to illness or accident, any payments due to such Participant, Retirement Participant, Former Participant, Former Retirement Participant or Beneficiary under this Plan may be made to his duly appointed legal representative. The Committee may, in its discretion, make such payments to a child, parent or spouse of such Participant, Retirement Participant, Former Participant, Former Retirement Participant or Beneficiary, or to any other person with whom he resides or who is charged with his care. Any payment or payments so made shall be in complete discharge of the liability under this Plan therefor.

         12.8 Governing Law. This Plan shall be construed according to the laws of the Commonwealth of Pennsylvania, where it is made and where it shall be enforced, except to the extent such laws have been superseded by ERISA.

         IN WITNESS WHEREOF, AMETEK has caused these presents to be executed, in its corporate name, by its duly authorized officer on this 10th day of December, 2003.

                                                AMETEK, Inc.

                                                By: /s/ John J. Molinelli
                                                    ----------------------------

Attest:

  /s/ Kathryn E. Londra
-------------------------

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